     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 25, 1995

                                                       REGISTRATION NO. 33-87784
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                 PUGET POWER CONSERVATION GRANTOR TRUST 1995-1

                   (Issuer with respect to the Certificates)

                       PUGET SOUND POWER & LIGHT COMPANY
                   (Originator of the Trust described herein)
             (Exact name of registrant as specified in its charter)

      WASHINGTON                    4911                    91-0374630
      (State of         (Primary Standard Industrial     (I.R.S. Employer
    Organization)       Classification Code Number)   Identification Number)

                            411 - 108TH AVENUE N.E.
                        BELLEVUE, WASHINGTON 98004-5515
                                 (206) 454-6363
   (Address and telephone number of registrant's principal executive offices)

                          DONALD E. GAINES, TREASURER
                            411 - 108TH AVENUE N.E.
                        BELLEVUE, WASHINGTON 98004-5515
                                 (206) 454-6363
           (Name, address, and telephone number of agent for service)
                            ------------------------

                                   COPIES TO:

          STEPHEN A. MCKEON                     CHRISTOPHER J. KELL
            Perkins Coie               Skadden, Arps, Slate, Meagher & Flom
    1201 Third Avenue, 40th Floor                919 Third Avenue
   Seattle, Washington 98101-3099            New York, New York 10022
           (206) 583-8888                         (212) 735-3000

                            ------------------------

        Approximate date of commencement of proposed sale to the public:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Subject to Completion, Dated April 25, 1995


PROSPECTUS

$

PUGET POWER CONSERVATION GRANTOR TRUST 1995-1

  % CONSERVATION PASS-THROUGH CERTIFICATES, SERIES 1995-1

PUGET SOUND POWER & LIGHT COMPANY
SELLER AND SERVICER


The         %  Conservation  Pass-Through   Certificates,  Series  1995-1   (the
"Certificates") offered hereby evidence undivided fractional interests in Puget Power Conservation Grantor Trust 1995-1 (the "Trust"). The Certificates represent the entire beneficial ownership of the Trust. The Trust will be created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be entered into by Puget Sound Power & Light Company ("Puget"), as Seller and Servicer, and Chemical Bank, as Trustee (the "Trustee"). Puget will sell and transfer to the Trust the Purchased Assets (as hereinafter defined), which will include the unamortized balance of previous expenditures by Puget on customer conservation measures that are currently in
rate base  in the  amount of  $         (the "Bondable  Conservation  Investment
Amount"). The Certificates will be entitled to the benefits of the State of Washington Conservation Financing Statute (the "Statute"), which gives the Servicer the right to recover in rates an amount equal to the Bondable Conservation Investment Amount plus interest thereon at the Certificate Rate (as hereinafter defined). The Statute permits revenue allocations from a tariff levied on all of Puget's retail customers (the "Tariff") and obligates the Washington Utilities and Transportation Commission (the "Commission") to maintain rates under the Tariff sufficient to fully amortize the Bondable Conservation Investment Amount and the costs of capital associated therewith in accordance with the terms of the Pooling and Servicing Agreement.



Principal and interest at the Certificate Rate of % per annum will be paid quarterly with respect to the Certificates on or about the 11th day of January, April, July and October of each year (each, a "Distribution Date"), commencing October 11, 1995 and ending April 11, 2005 (as such date may be extended as described herein). The Trust property principally consists of the right to receive revenues from Puget customers pursuant to the Tariff and any Revised Tariff (as hereinafter defined). On September 30, 2004 (as such date may be extended as described herein), the Tariff or any Revised Tariff then in effect will terminate and no further billings will be made thereunder. Puget as Servicer will be responsible for calculating the Tariff and any Revised Tariff, for billing and collecting revenues from customers and remitting such collections to the Trustee and for applying to the Commission for any necessary adjustments to the Tariff or any Revised Tariff.


The Certificates represent a new issue of securities for which there is currently no public trading market. There can be no assurance that such a market for the Certificates will develop or if it does develop that it will continue. Each of the Underwriters of the Certificates, Salomon Brothers Inc and Chemical Securities Inc., has informed the Trust that it currently intends to make a market in the Certificates. The Underwriters are not obligated to do so, however, and any market making may be discontinued at any time without notice.

PROSPECTIVE  INVESTORS  SHOULD  CONSIDER  THE  FACTORS  SET  FORTH  UNDER  "RISK
FACTORS."

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST, NOT INTERESTS IN OR OBLIGATIONS OF PUGET SOUND POWER & LIGHT COMPANY OR ANY OF ITS AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

- --------------------------------------------------------------------------------
                                              Price to   Underwriting  Proceeds
                                               Public      Discount       to
                                                 (1)                    Seller
                                                                        (1)(2)
Per Certificate.............................          %            %           %
Total.......................................  $           $            $
- --------------------------------------------------------------------------------

(1)   Plus accrued interest, if any, at the Certificate Rate from              ,
     1995 to the date of delivery.
(2)  Before deducting expenses payable by the Seller, estimated at $       .


The Certificates are offered subject to prior sale and subject to the Underwriters' right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the
facilities of The Depositary Trust Company, on or about              , 1995.


SALOMON BROTHERS INC                                    CHEMICAL SECURITIES INC.

The date of this Prospectus is              , 1995.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

    Puget, as originator of the Trust, has filed with the Securities and Exchange Commission (the "S.E.C.") a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates offered hereby (the "Registration Statement"). This Prospectus, which constitutes part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits and schedules thereto on file with the S.E.C. pursuant to the Securities Act and the rules and regulations of the S.E.C. thereunder. The Registration Statement, including exhibits and schedules thereto, may be inspected and copied at the public reference facilities maintained by the S.E.C. at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the S.E.C.'s Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies may be obtained at the prescribed rates from the Public Reference Section of the S.E.C. at 450 Fifth Street, N.W., Washington, D.C. 20549.

    Statements contained in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

    Puget is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the S.E.C. Such reports, proxy statements and other information filed by Puget can be inspected and copied at the public reference facilities maintained by the S.E.C. at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the S.E.C.'s Regional Offices: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048, and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the S.E.C. at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Puget's Common Stock is traded on the New York Stock Exchange. Reports, proxy statements and other information concerning Puget can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                         REPORTS TO CERTIFICATEHOLDERS

    Unless and until Definitive Certificates (as hereinafter defined) are issued, the Trustee will provide Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and holder of record of the Certificates (a "Certificateholder"), quarterly and annual unaudited reports containing information concerning the Trust prepared by the Servicer pursuant to the Pooling and Servicing Agreement described in this Prospectus. See "Description of the Certificates -- Reports to Certificateholders and Evidence of Compliance." Such reports will be available to beneficial owners of the Certificates (each, a "Certificate Owner") upon request to the Trustee or the Servicer. The Servicer, on behalf of the Trust, will file or cause to be filed with the S.E.C. such periodic reports as are required from time to time under the Exchange Act, and the rules and regulations of the S.E.C. thereunder. The Servicer, on behalf of the Trust, will suspend filing periodic reports with the S.E.C. if they are no longer required by the Exchange Act.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. REFERENCE IS MADE TO THE INDEX OF TERMS FOR THE LOCATION HEREIN OF CAPITALIZED TERMS USED IN THIS PROSPECTUS.


Issuer.........................  Puget Power Conservation Grantor Trust 1995-1 formed by the
                                 Seller pursuant  to  the Pooling  and  Servicing  Agreement between Puget, as Seller and Servicer, and the Trustee.
Securities Offered.............  $         principal amount of   % Conservation Pass-Through
                                 Certificates, Series 1995-1.

Certificate Rate...............  % per annum, payable in arrears and calculated on the basis of a 360-day year comprised of twelve 30-day months  (the
                                 "Certificate Rate").

The Certificates...............  The  Certificates will  be issued  in an  initial aggregate
                                 principal amount of $      . Each Certificate represents an
                                 undivided fractional interest in  the assets of the  Trust.
                                 The  Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof. The
                                 Certificates will initially be  represented by one or  more
                                 Certificates  registered in Cede's name, as nominee of DTC.
                                 Definitive Certificates  will  be  issued  only  under  the limited circumstances described herein. See "Description of the  Certificates -- General," "-- Book-Entry Registration"
                                 and "-- Definitive Certificates."

Seller and Servicer............  Puget Sound  Power &  Light  Company is  an  investor-owned utility providing electric service within a
                                 4,500-square-mile  territory  in the  state  of Washington,
                                 principally  in   the  Puget   Sound  region   of   western
                                 Washington.  During December 1994,  Puget provided electric service to an  average of  approximately 823,100  Customers
                                 (as hereinafter defined). The Certificates do not represent interests  in  or  obligations  of  Puget  or  any  of  its affiliates.

Trustee........................  Chemical Bank, a New York banking corporation.

Statute........................  The Certificates will  be entitled  to the  benefit of  the
                                 Statute.  The Statute, among other things, (i) grants Puget
                                 (as well as other utilities in the state of Washington with respect to  their  conservation investment)  the  right  to include  in rate base and thereby recover from Customers an amount (the "Conservation Asset Transaction Amount")  equal to the Bondable Conservation Investment Amount plus related costs  of capital,  including principal of  and interest on
                                 securities   issued   to   finance   or   refinance    such
                                 expenditures,  the Trustee Fee (as hereinafter defined) and
                                 the  Servicing  Fee  (as  hereinafter  defined)  and   (ii)
                                 expressly  defines  this  statutory  right  as  an  item of property that may  be sold, pledged  or otherwise made  the basis for the issuance of securities. The issuance and sale of  the  Certificates is  conditioned  upon receipt  of the
                                 Initial Order (as hereinafter defined) from the Commission.
                                 Under the Statute,  once the issuance  of the  Certificates has been authorized by the Commission, this statutory right to repayment through rates cannot be rescinded or adversely changed by the Commission.

Tariff.........................  Puget  has made application to  the Commission for an order
                                 (the  "Initial  Order")  that,  among  other  things,   (i)
                                 authorizes the sale of the Purchased Assets to the Trust by
                                 Puget, including the right to recover in rates the Bondable
                                 Conservation  Investment Amount aggregating  $       , plus
                                 interest thereon at the  Certificate Rate, (ii) finds  that the Certificates are securities entitled to the benefits of the  Statute,  (iii) approves  the Tariff,  which allocates revenues to the Trust in  an aggregate amount equal to  the
                                 Conservation  Asset Transaction  Amount, (iv)  approves the methodology and mechanism  for periodically implementing  a
                                 Revised  Tariff if  a shortfall  or surplus  in collections results in a  Variance (as hereinafter  defined) as of  any
                                 Calculation Date (as hereinafter defined), and (v) approves the  Pooling and  Servicing Agreement  and the transactions contemplated thereby. The Bondable Conservation  Investment
                                 Amount   represents  the  unamortized  balance  of  amounts
                                 previously expended by Puget  on conservation measures  and included  in Puget's rate base  by order of the Commission.
                                 As a result, amounts that  provide for amortization of  the
                                 Bondable  Conservation Investment Amount  through rates are presently being billed to Customers.

                                 The Tariff  created by  the  Initial Order  will  establish amounts  intended to  provide for  the amortization  of the
                                 Bondable Conservation Investment Amount in accordance  with
                                 a   pro  forma   amortization  schedule   (the  "Pro  Forma
                                 Schedule"), based  on certain  assumptions, including,  but not limited to, projected numbers of Customers and expected delinquencies. The Tariff specifically identifies, for each class of Puget's retail residential, commercial, industrial and  certain  other energy  customers (the  "Customers"), a dollar amount of each Customer's regular electric bill that will be allocated to the Trust from bills sent during  each
                                 Regulatory Year (as hereinafter defined). Such amounts will be  collected  by Puget  as part  of its  normal collection activities and will be deposited into an account maintained with the Trustee for the benefit of the  Certificateholders
                                 (the  "Collection  Account")  on each  Remittance  Date (as hereinafter defined).

                                 On each September 30, beginning in 1995 and ending in 2003, and also on  March 31, 2004  (each, a "Calculation  Date"),
                                 the   Servicer  is  required  to  compare  the  unamortized
                                 Bondable  Conservation  Investment  Amount  (the  "Bondable
                                 Conservation  Investment Balance") to the balance set forth in the Pro Forma Schedule  as of such date (the  "Projected
                                 Bondable Conservation Investment Balance"). If the Bondable
                                 Conservation  Investment Balance  at such  Calculation Date differs from the Projected Bondable Conservation Investment
                                 Balance for  such  Calculation  Date by  more  than  2%  (a
                                 "Variance"), the Servicer is required to apply for (and the
                                 Initial  Order  provides that  the Commission  will approve within 30  days of  the application)  a revised  Tariff  (a
                                 "Revised  Tariff") that will allocate revenues to the Trust in an amount (the "Revised  Tariff Amount") intended to  be sufficient so that the (i) Bondable Conservation Investment
                                 Balance  on the next September  30 will equal the Projected
                                 Bondable Conservation Investment  Balance as  of such  date and  (ii) thereafter, will provide  for the amortization of the

                                 remaining  Bondable  Conservation  Investment  Balance   in
                                 accordance  with the Pro Forma Schedule. The Revised Tariff will be  based  on  updated assumptions  by  the  Servicer, including,  but  not limited  to,  the projected  number of
                                 Customers and the expected rate of delinquencies.

Distributions and Cash Flow....  No amounts billed to Customers prior to the issuance of the
                                 Certificates (the "Closing  Date") will  be transferred  to the  Trust.  The Trust  will  have the  statutory  right to amounts payable  pursuant to  the  Tariff and  any  Revised
                                 Tariff  from  bills  mailed  by  the  Servicer  on  the day following the Closing Date and, based on historical experi-
                                 ence, such  amounts  would  begin to  be  received  by  the
                                 Servicer  within  15  days  after  such  date.  See  "Puget
                                 Customers and Collections."

                                 On each Distribution Date, all funds held in the Collection
                                 Account will  be  distributed  as follows:  FIRST,  to  the
                                 Trustee  in the  amount of the  fee payable  to the Trustee pursuant  to  the  Pooling  and  Servicing  Agreement  (the
                                 "Trustee  Fee"); SECOND, to  the Servicer in  the amount of the Servicing  Fee;  THIRD, to  the  Certificateholders  as
                                 interest  an amount equal to the product of the Certificate
                                 Rate and the aggregate Certificate balance as of the  first day  of  the  related Distribution  Period  (as hereinafter defined)  (calculated  on  the  basis  of  a  360-day  year comprised  of  twelve 30-day  months);  and FOURTH,  to the
                                 Certificateholders, the balance remaining in the Collection
                                 Account as principal  to reduce  the aggregate  Certificate balance.

Overcollateralization..........  The  Statute gives the  Servicer the right  to recover from
                                 Customers an  amount  equal to  the  Bondable  Conservation
                                 Investment  Amount, which is $      , plus interest thereon
                                 at the Certificate Rate. The initial aggregate  Certificate
                                 balance is $      and interest thereon is calculated at the
                                 Certificate  Rate. The portion of the Bondable Conservation
                                 Investment  Amount  in  excess  of  the  initial  aggregate
                                 Certificate  amount  represents  overcollateralization (the
                                 "Overcollateralization Amount").

                                 On each  Distribution Date,  all  amounts received  by  the
                                 Trust  from amounts collected from  Customers in respect of interest on  the  Bondable Conservation  Investment  Amount will  be used to pay the Trustee Fee, the Servicing Fee and interest on the  Certificates. All  amounts collected  from
                                 Customers   in  respect   of  principal   of  the  Bondable
                                 Conservation  Investment  Amount  will   be  used  to   pay
                                 principal of the Certificates. Accordingly, amortization of the  aggregate Certificate balance in any period will equal the  reduction  of  the  Bondable  Conservation  Investment
                                 Balance  during  such  period. As  a  result,  the Bondable
                                 Conservation Investment  Balance should  always exceed  the aggregate  Certificate balance by the Overcollateralization
                                 Amount. The  Overcollateralization  Amount is  intended  to cover any shortfall in receipt of the Bondable Conservation
                                 Investment   Amount   that  may   occur  after   the  final
                                 Calculation Date that is  not anticipated and provided  for in a Revised Tariff, as described below.

                                 While   the   Bondable   Conservation   Investment   Amount
                                 (including that portion attributable to the
                                 Overcollateralization  Amount)  represents  the   statutory
                                 right to recover those amounts, the amounts actually billed may be less if, for example, the actual number of Customers is less than the number of Customers projected by Puget for the  purpose of calculating  rates under the  Tariff or any
                                 Revised Tariff, or  the amounts actually  collected may  be less  if, for example, the  actual rate of delinquencies is greater than the rate of delinquencies projected.

                                 On each  Calculation  Date,  the Servicer  is  required  to determine  whether a Variance has  occurred. The Tariff and
                                 any  Revised  Tariff  will  be  periodically  revised,   if
                                 Variances  occur, through  an adjustment  to the  amount of
                                 revenues  allocated  to  the   Trust  in  respect  of   the
                                 Conservation Asset Transaction Amount (a "Rate Adjustment")
                                 to take into account factors including, but not limited to, the  projected number of Customers and the expected rate of delinquencies. However, after the final Calculation Date on
                                 March 31, 2004,  there will  be no such  mechanism for  the
                                 remaining   term  of  the  Certificates.  Accordingly,  the
                                 Overcollateralization Amount is  intended to cover  billing or  collection  shortfalls that  may  occur from  the final
                                 Calculation Date  through  the Final  Collection  Date  (as hereinafter  defined)  that are  not addressed  through the
                                 Rate Adjustment process.

Trust Assets...................  The assets sold to the Trust (the "Purchased Assets")  will consist  of (i) rights to receive the revenues allocated to the Trust pursuant to the  Tariff and any Revised  Tariffs, as  well as the right under the Statute to have rates under the Tariff  and any  Revised Tariffs  maintained at  levels
                                 sufficient   for  recovery  of  the  Bondable  Conservation
                                 Investment Amount, plus  interest on  the Certificates  and the  Trustee  Fee and  the  Servicing Fee,  subject  to the
                                 Tariff  Termination  Date  (as  hereinafter  defined)   for
                                 billing under the Tariff or any Revised Tariff, (ii) rights
                                 to   payments  under   contracts  ("Conservation  Repayment
                                 Contracts") between  Puget  and  certain  Customers,  which obligate  such Customers, if  they change energy suppliers, to pay Termination Fees (as hereinafter defined)  generally intended  to reimburse Puget  for the Bondable Conservation
                                 Investment   Balance   arising    from   expenditures    on
                                 conservation  measures for such Customers, and (iii) upon a voluntary or involuntary sale  of Puget's utility  property used  to serve  Customers who  cease to  be Customers  as a result of  such  sale, the  portion  of the  proceeds  (the
                                 "Purchased  Sale  Proceeds")  of  such  sale  equal  to the amount, if  any, of  the Bondable  Conservation  Investment
                                 Balance  that the Commission removes from Puget's rate base pursuant to the Statute as a result of such sale.

Servicing......................  The Servicer will  be responsible  for billing,  servicing, managing  and making collections on the Purchased Assets in the same manner that it services similar assets for its own account. In the event of  a Variance as of any  Calculation
                                 Date, the Servicer will calculate the Revised Tariff Amount and  file an application with  the Commission for a Revised
                                 Tariff, as described under "Tariff" above.

                                 Under the Statute, any successor  to Puget pursuant to  any bankruptcy,  reorganization or  other insolvency proceeding must assume the  Servicer's obligations  under the  Pooling and Servicing Agreement.

                                 Each  month the  Servicer will  provide the  Trustee with a certificate describing the aggregate amounts collected  and the  components  thereof for  the  preceding month.  On the basis of this information, the Trustee will furnish to  the
                                 Certificateholders  on  each  quarterly  Distribution  Date reports describing (i) the aggregate amounts collected  and the  components  thereof  for  the  preceding  Distribution
                                 Period, (ii)  the  amounts  to be  distributed,  (iii)  the remaining aggregate Certificate balance after giving effect to all distributions of principal to the
                                 Certificateholders,    (iv)   the   Bondable   Conservation
                                 Investment  Balance  as  of   the  end  of  the   preceding
                                 Distribution  Period,  and  (v)  if  the  last  day  of the preceding Distribution  Period  is a  Calculation  Date,  a comparison  between  the  Bondable  Conservation Investment
                                 Balance and the Projected Bondable Conservation  Investment
                                 Balance, together with a statement as to whether a Variance exists.  In addition,  within a  reasonable period  of time after the  end  of each  calendar  year, the  Trustee  will furnish  to each person who at any time during the calendar year was a Certificateholder, a statement of the  aggregate amounts  distributed  during the  year.  Certificate Owners will receive  such reports  as are  required in  accordance with  DTC procedures.  The reports described  above will be available to  any Certificate  Owner  upon request  to  the
                                 Trustee or the Servicer.

                                 The  Servicer will also  act as custodian  of all documents and instruments relating to the Purchased Assets.

Servicing Fee..................  The servicing  fee for  the period  from the  Closing  Date
                                 through   June  30,  1995,   and  each  three-month  period
                                 thereafter ending  March  31,  June 30,  September  30  and
                                 December  31  through the  Final  Collection Date  (each, a
                                 "Distribution Period") will be an  amount equal to the  sum
                                 of  (i) $       in respect of the first Distribution Period
                                 and $          in respect  of all  subsequent  Distribution
                                 Periods  and (ii) the investment earnings on amounts depos-
                                 ited in  the Collection  Account during  such  Distribution
                                 Period  (the "Servicing  Fee"). The interest  in respect of
                                 the  Overcollateralization   Amount  is   expected  to   be
                                 sufficient to pay the fixed portion of the Servicing Fee as well  as the Trustee Fee. Such fees will be payable on each
                                 Distribution  Date  prior  to  any  distributions  on   the
                                 Certificates.

Collections....................  The  Servicer will  deposit, on  or before  each Remittance
                                 Date, to the Collection Account all amounts received by the
                                 Servicer in  respect of  the Purchased  Assets during  such calendar month.

Distribution Dates.............  The   Trustee   will   make   quarterly   distributions  to
                                 Certificateholders on the 11th day of January, April,  July
                                 and  October of each year  commencing October 11, 1995, or, if such  day is  not a  business day,  the next  succeeding business day.

Final Distribution Date........  The Tariff or any Revised Tariff then in effect will expire on  September 30,  2004 (as  such date  may be  extended as described herein

                                 under "The  Tariff  and  the  Trust  Assets,"  the  "Tariff
                                 Termination  Date"), and the Servicer will cease to include amounts allocable to the Trust in Customers' electric bills
                                 after  the  Tariff   Termination  Date.   The  portion   of
                                 receivables  outstanding  on  the  Tariff  Termination Date allocable to  the Trust  under the  Tariff or  any  Revised
                                 Tariff  then in effect will continue to be collected by the
                                 Servicer through the Final Collection Date and remitted  to the  Collection Account.  The scheduled  final Distribution
                                 Date will be April 11, 2005  (as such date may be  extended as  described  herein  under  "The  Tariff  and  the  Trust
                                 Assets," the "Final Distribution Date"). Billings and  col-
                                 lections  in respect of the Purchased Assets will not cease upon the reduction of the aggregate Certificate balance  to zero.  Any collections through the Final Collection Date in
                                 excess  of  the  aggregate  Certificate  balance  will   be
                                 distributed   to   the  Certificateholders   on   the  next
                                 succeeding Distribution Date. As  a result, any portion  of the Overcollateralization Amount that is actually collected prior  to  the  Final  Collection  Date,  and  that  is not required to  cover  billing or  collection  shortfalls  not recovered  through a Revised Tariff, will be distributed to the Certificateholders on or  prior to the Final  Distribu-
                                 tion Date.
Customers......................  The  source  of payment  on  the Purchased  Assets  will be amounts collected from Puget's Customers. Only the  portion of  amounts  collected from  Customers attributable  to the
                                 Tariff or any Revised Tariff will be available for  payment on the Purchased Assets. In addition, any amounts collected that  represent  partial payment  of a  Customer's electric bill will be  proportionately allocated  between the  Trust and  Puget based on the ratio  of the portion of the billed amount allocated  under  the  Tariff to  the  total  billed amount.  During  December  1994,  Puget  had  approximately
                                 823,100 Customers, including 731,700 residential Customers,
                                 86,200 commercial Customers, 3,900 industrial Customers and
                                 1,300 other  Customers. For  the  year ended  December  31,
                                 1994,  the largest Customer  represented approximately 3.3%
                                 of  Puget's   revenues  and   the  10   largest   Customers
                                 represented approximately 9.9% of Puget's revenues.

Tax Status.....................  In  the opinion of Perkins Coie, counsel to the Seller, the
                                 Trust will constitute  a grantor trust  for federal  income tax purposes and will not be subject to federal income tax.
                                 Certificate  Owners must report  their respective allocable shares of  all  income earned  on  the Trust  assets,  and,
                                 subject   to  certain  limitations   on  the  deduction  of
                                 miscellaneous expenses by individuals, estates and  trusts,
                                 may   deduct  their  respective  allocable  shares  of  the
                                 Servicing Fee  and  the  Trustee  Fee.  Individuals  should consult  their own tax  advisors with respect  to their own individual tax situations to determine the federal,  state, local and other tax consequences of the purchase, ownership and  disposition of the Certificates. Prospective investors should note that  no rulings  have been or  will be  sought from  the Internal Revenue Service (the "IRS") with respect to any  of the  federal income  tax consequences  discussed herein, and there can be no assurance that the IRS will not
                                 take   a  contrary   position.  See   "Federal  Income  Tax
                                 Consequences."

ERISA Considerations...........  The acquisition  of the  Certificates by  employee  benefit plans  that are  subject to the  Employee Retirement Income
                                 Security Act of 1974, as amended ("ERISA"), may result in a violation of the prohibited transaction rules under Section
                                 406 of ERISA and Section 4975 of the Internal Revenue  Code
                                 of    1986,   as   amended   (the   "Code").   See   "ERISA
                                 Considerations."

Rating.........................  It is a condition of issuance of the Certificates that they
                                 be rated "   " by one or more of the nationally  recognized
                                 statistical  rating agencies (the "Rating Agencies"). There can be no assurance  that a rating will  not be lowered  or withdrawn  by a Rating Agency  if circumstances so warrant.
                                 See "Risk Factors -- Limitation of Rating Agency Ratings of
                                 the Certificates." In the  event that the rating  initially assigned  to the  Certificates is  subsequently lowered for any reason, neither Puget nor any other person or entity is obligated to provide any additional credit enhancement.

                                  RISK FACTORS

    In evaluating an investment in the Certificates, prospective investors should consider carefully the following factors in addition to the other information presented in this Prospectus.

    LIMITED LIQUIDITY. The Certificates represent a new issue of securities for which there is currently no market. If a market for the Certificates were to develop, the Certificates may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for other securities and other factors. There can be no assurance that a Certificateholder will be able to sell a Certificate in the future or that any such sale will be at a price equal to or higher than the initial public offering price of such Certificate. Each of the Underwriters of the Certificates, Salomon Brothers Inc and Chemical Securities Inc., has informed the Trust that, subject to applicable laws and regulations, it currently intends to make a market in the Certificates. The Underwriters are not obligated to do so, however, and any market making may be discontinued at any time without notice.

    LIMITED ASSETS. The Trust does not have, nor is it permitted to have, any significant assets or sources of funds other than the Purchased Assets. The Certificates represent interests solely in the Trust and will not be insured or guaranteed by Puget, the Trustee or any other person or entity. Consequently, Certificateholders will rely solely on collections on the Purchased Assets from the Closing Date through the Final Collection Date for payment. The Tariff and any Revised Tariffs will expire on the Tariff Termination Date, and no amounts will be billed under the Tariff or any Revised Tariff in respect of the Purchased Assets after that date. As a result, if collections through the Final Collection Date on amounts billed through the Tariff Termination Date are, for any reason, insufficient to pay all principal and interest on the Certificates, the Certificates will not have any other source of payment and the Certificateholders will suffer a loss on their investments.


    POSSIBLE DELAYS IN OR REDUCTIONS OF DISTRIBUTIONS TO CERTIFICATEHOLDERS IN THE EVENT OF A PUGET INSOLVENCY. In the event of an insolvency of Puget subsequent to the transfer of the Purchased Assets to the Trust, Puget would be subject to the United States Bankruptcy Code or other similar state laws ("Insolvency Laws"). If the transfer of the Purchased Assets to the Trust constitutes a "true sale" to the Trust under the Insolvency Laws, the Purchased Assets would not be part of Puget's bankruptcy estate and would not be available to creditors of Puget. However, in the event of Puget's insolvency, it is possible that the bankruptcy trustee, a creditor of Puget or Puget as debtor in possession may argue that under the Insolvency Laws the transaction between Puget and the Trust is a pledge of the Purchased Assets made to secure a borrowing by Puget, rather than a "true sale," thereby resulting in the inclusion of the Purchased Assets within Puget's bankruptcy estate. If a filing were made under any Insolvency Laws by or against Puget and either an attempt were made to litigate the foregoing issue or a court were to recharacterize the transaction under the Insolvency Laws as a pledge rather than a "true sale," delays in distributions to Certificateholders (and possible reductions of such distributions) could occur.



    The   Statute  expressly  provides  that   the  transfer  of  the  purchased
conservation investment assets to the Trust, if made in the manner described herein, constitutes a "true sale" to the Trust. The Rating Agencies who will rate the Certificates will receive a reasoned opinion of counsel on the date of issuance of the Certificates that analyzes the Statute and analogous case law (although there is no precedent based on directly similar facts) and concludes that, subject to certain facts, assumptions and qualifications specified therein, a court in a properly presented and decided case would determine that the transfer pursuant to the Pooling and Servicing Agreement of the purchased conservation investment assets to the Trust will be treated for Insolvency Law purposes as a "sale or other absolute transfer"-- as opposed to a loan -- and, accordingly, the purchased conservation investment assets would not be part of Puget's bankruptcy estate. Such legal opinion is not binding on any court and, notwithstanding the provisions of the Statute, there can be no assurance that a court would not reach a contrary conclusion.



    To provide for the possibility of the transaction being recharacterized under the Insolvency Laws as a pledge of the Purchased Assets made to secure a borrowing by Puget rather than a "true sale," the Pooling and Servicing Agreement provides for the grant by Puget of a security interest in the Purchased Assets and the proceeds thereof to the Trustee to secure any such borrowing. Puget will take the steps required to perfect that security interest on or prior to the Closing Date and will agree to take the steps required to maintain the perfection of that security interest thereafter. See "Description of the Certificates -- Sale of Purchased Assets to the Trustee; Effect of Insolvency Laws."



    TRUST'S DEPENDENCE ON THE SERVICER. The Servicer is not obligated to make any payments in respect of the Certificates or the Purchased Assets. The existence of receivables from Customers in respect of the Purchased Assets, however, depends on the continued provision of electric service to such Customers by Puget or a successor to Puget. The Trust also depends on the Servicer for the determination of any Revised Tariffs and for the Customer billing and collection that is necessary to recover payments on the Purchased Assets and, therefore, necessary to make payments on the Certificates. If, as a result of its insolvency or liquidation or otherwise, Puget were to cease servicing the Purchased Assets, determining any Revised Tariffs and collecting payments on the Purchased Assets, it may be difficult to find a substitute Servicer. In such an event, the risk exists that no additional payments would be made on the Certificates.



    Puget may only be removed as Servicer if (i) it fails to make required remittances, or otherwise fails to perform in all material respects any of its covenants under or in accordance with, or breaches any of its material representations or warranties in, the Pooling and Servicing Agreement (in each case after notice and lapse of the applicable grace period), (ii) a substitute Servicer is appointed, (iii) the Holders (as hereinafter defined) of Certificates representing not less than 75% of the aggregate Certificate balance then outstanding consent to such removal, and (iv) each Rating Agency notifies the Trustee that its rating assigned to the Certificates will not be withdrawn or reduced as a result of appointment of the successor Servicer. As a result of the requirement of such consent and Rating Agency notices, it may be difficult to effect the Servicer's removal. Puget may only resign as Servicer if a successor Servicer is appointed and each Rating Agency notifies the Trustee that such resignation will not cause the rating then assigned to the Certificates to be withdrawn or reduced.


    Under the Pooling and Servicing Agreement, the Trustee will have only limited oversight responsibility with regard to the Servicer's activities. The Servicer is required to provide annually to the Trustee a report of a firm of independent public accountants with respect to the Servicer's performance and records relating to the servicing of the Purchased Assets. See "Description of the Certificates -- Reports to Certificateholders and Evidence of Compliance." No other party will have oversight over the Servicer's activities under the Pooling and Servicing Agreement.


    DEPENDENCE OF PURCHASED ASSETS ON PUGET. As of the date of the transfer of the Purchased Assets from Puget to the Trust, the Purchased Assets will not include any currently existing receivables from Customers. The existence of receivables from Customers in respect of the Purchased Assets depends on the continued provision of electric service and the related billing to such Customers by Puget or any successor to Puget during the period from the date of delivery of the Certificates through the Tariff Termination Date. If Puget or any successor to Puget fails to provide electric service and to bill and collect the resulting receivables during such period, the risk exists that no additional payments would be made on the Certificates.



    COMPETITIVE RISKS FACING THE ELECTRIC UTILITY INDUSTRY. The electric utility industry is experiencing intensifying competitive pressures, particularly in the wholesale generation and industrial customer markets. The National Energy Policy Act of 1992 was designed to increase competition in the wholesale electric generation market by easing regulatory restrictions on producers of wholesale power and by authorizing the Federal Energy Regulatory Commission to mandate access to electric transmission systems by wholesale power generators. The potential for increased competition at the retail level in the electric utility industry through state-mandated retail wheeling has also been the subject of legislative and administrative interest in a number of states, including Washington. Electric utilities, including Puget, now face greater potential competition for resources and customers from a variety of sources, including privately owned independent power producers, exempt wholesale power generators, industrial Customers developing their own generation resources, suppliers of natural gas and other fuels, other investor-owned electric utilities and municipal generators. There can be no assurance that such trends will not have a significant adverse impact on Puget's business in the future. In particular, Puget anticipates increasingly intense competition for service to its large industrial Customers, some of which may receive proposals from competitors for part or all of their energy requirements. If large industrial Customers choose to purchase power from sources other than Puget, and if Termination Fees payable by such Customers under Conservation Repayment Contracts, if any, between Puget and such Customers are not sufficient to reimburse Puget for the Bondable Conservation Investment Balance arising from expenditures on conservation measures for such Customers, it may be necessary for Puget to apply to the Commission for a Revised Tariff to account for the loss of such Customers. See "Risk Factors -- Possible Effect of Inaccurate
Forecast of Number of Customers" and "Puget Customers and Collections -- Forecasting Customers."



    POSSIBLE EFFECT OF INACCURATE FORECAST OF NUMBER OF CUSTOMERS. The Tariff levied on all of Puget's Customers is based in part on calculations by the Servicer that reflect the Servicer's forecasted number of Customers in each Customer category and the anticipated rate of delinquencies.



    To the extent that the number of Customers in any Customer category is less than the number forecasted by Puget in calculating the Tariff or any Revised Tariff or the aggregate payment due from a Customer is less than the forecasted amount payable by such Customer in respect of the Tariff or any Revised Tariff, the aggregate amount actually billed under the Tariff or any Revised Tariff may be less than the forecasted amount. While the Servicer will make all reasonable efforts to predict such circumstances and incorporate assumptions relating thereto into the determination of the Tariff or any Revised Tariff, there can be no assurance that such determination will not result in a shortfall in the amount billed pursuant to the Tariff or any Revised Tariff. Through March 31, 2004, such shortfalls may be recovered through the filing of a Revised Tariff. Thereafter, any such shortfalls are expected to be recovered from the Overcollateralization Amount. To the extent the Overcollateralization Amount is not sufficient to cover any such shortfalls, amounts in the Collection Account would not be sufficient to pay the principal of and interest on the Certificates in full by the Final Distribution Date and the Certificateholders would suffer a loss on their investments.



    POSSIBLE SHORTFALLS IN COLLECTIONS. While the aggregate amount billed pursuant to the Tariff or any Revised Tariff may be sufficient to enable interest on the Certificates to be paid on a timely basis and the principal of the Certificates to be repaid in full by the Final Distribution Date, Customers may fail to remit payments of amounts billed pursuant to the Tariff in whole or in part or may remit such payments on a delayed basis. There can be no assurance as to the rate of payment, the timing of the receipt of payments or the rate of delinquencies that will actually occur in any future period. If such shortfalls are sufficient to result in a Variance as of any Calculation Date through March 31, 2004, they may be recovered in subsequent periods through a Revised Tariff. Thereafter, any such shortfalls are expected to be recovered from the Overcollateralization Amount. To the extent the Overcollateralization Amount is not sufficient to cover any such shortfalls, amounts in the Collection Account would not be sufficient to pay the principal of and interest on the Certificates in full by the Final Distribution Date and the Certificateholders would suffer a loss on their investments.



    The revenues collected under the Tariff will not fluctuate with levels of electric usage unless the aggregate payment due from a Customer for the provision of electric service is less than the amount payable in respect of the Tariff. Any such excess of the amount payable by a Customer in respect of the Tariff over the aggregate payment due from the Customer is not required to be carried forward to subsequent periods.


    POTENTIAL DELAYS IN COMMISSION APPROVAL OF REVISED TARIFFS. The Statute requires the Commission to approve the Tariff at levels sufficient to recover the Conservation Asset Transaction Amount. Under the Pooling and Servicing Agreement, the Tariff is subject to a Rate Adjustment if a Variance exists as of any Calculation Date, in which case Puget is required to apply with the Commission for a Rate Adjustment within 30 days following any Calculation Date to which a Variance relates. Failure of Puget to make such application within that period would constitute a breach of an obligation under the Pooling and Servicing Agreement to which the limitations on Puget's liability under the Pooling and Servicing Agreement would not apply and which would be enforceable by the Trustee on behalf of the Certificateholders.


    While the Initial Order requires the Commission to implement a Revised Tariff within 30 days of the application therefor by the Servicer, and the Statute requires the Commission to maintain rates at levels sufficient to fully recover the Conservation Asset Transaction Amount, there can be no assurance that such approval would not require a longer period of time. Under Washington law applicable to rate filings generally, the Commission is obligated to act on a rate application no later than 11 months from the date of filing. However, if a Variance exists at either September 30, 2003 or March 31, 2004 and the Commission fails to approve a Revised Tariff within 30 days after the Servicer's application, the Initial Order provides that the Tariff Termination Date of such Revised Tariff will be extended by such period of time after September 30, 2004 as corresponds to the delay beyond 30 days in approval of the latest such Revised Tariff to be so delayed, but not to be later than July 31, 2005. If the Tariff Termination Date is extended, the Final Collection Date will be the last day of the month that is six months after the month in which the Tariff Termination Date occurs and the Final Distribution Date will be the next succeeding Distribution Date (to be no later than April 11, 2006). To the extent that implementation of a Revised Tariff is delayed either as a result of Puget's failure to apply for a Rate Adjustment in a timely manner or as a result of the Commission's failure to implement the Revised Tariff as required by the Initial Order, the previously existing Tariff would remain unchanged, and the amount collectible thereunder may be lesser or greater than that which would have been collected under the Revised Tariff and may be insufficient to enable interest on the Certificates to be paid on a timely basis or the principal of the Certificates to be repaid in full by the Final Distribution Date, in which case the Certificateholders would suffer a loss on their investments. See "The Tariff and the Trust Assets."



    ABILITY OF THE SERVICER TO CHANGE PAYMENT TERMS. The Servicer has reserved the right to make any change to the amount or reschedule the due date of any scheduled payment of any billed amount in respect of the Purchased Assets or change any material term of any Purchased Asset if such action would be in accordance with its customary practices or those of any successor Servicer with respect to comparable assets that it services for itself and if such action would not materially adversely affect the Certificateholders. There are no other limitations on the Servicer's ability to change the terms of the Purchased Assets. While Puget has no current intention of taking actions that would change the payment or other terms of the Purchased Assets, there can be no assurance that changes in Puget's customary and usual practices for comparable assets it services for itself might not result in a determination to do so or that a successor Servicer may not make such determination. It is possible that any such changes could delay collections from Customers or result in lower collections. Any change in the amount or timing of scheduled payments on any billed amount in respect of the Purchased Assets or other change in any material term of any Purchased Asset could adversely affect the payment of interest on the
Certificates on a timely basis or the payment of the principal of the Certificates in full by the Final Distribution Date. See "Puget Customers and Collections -- Credit Policy and Procedures," "-- Billing Process" and "-- Collection Process."



    CREDIT POLICY AND PROCEDURES. The ability of Puget to collect amounts billed to Customers under the Tariff or any Revised Tariff will depend in part on the creditworthiness of the Customers. Puget is obligated to provide service to new Customers under Washington law and no outside credit investigations are performed on new Customers. Puget's information regarding the credit status of new Customers is limited to information regarding prior service, if any, by Puget to such Customers. Puget relies on the information provided by Customers and its customer information system audits to indicate whether a new Customer has had previous service from Puget. See "Risk Factors -- Possible Shortfalls in Collections" and "Puget Customers and Collections -- Credit Policy and Procedures."



    ORDER AND APPLICATION OF FUNDS. Under the Pooling and Servicing Agreement, the Trustee will make distributions from the Collection Account on each Distribution Date, FIRST, to the Trustee in the amount of the Trustee Fee; SECOND, to the Servicer in the amount of the Servicing Fee; THIRD, to the Certificateholders as interest an amount equal to the product of the Certificate Rate and the aggregate

Certificate balance as of the first day of the related Distribution Period (calculated on the basis of a 360-day year comprised of twelve 30-day months); and, FOURTH, to the Certificateholders, the balance remaining in the Collection Account as principal to reduce the aggregate Certificate balance. Consequently, Certificateholders will not receive payments of interest or principal on any Distribution Date unless the Trustee Fee and the Servicing Fee due on or prior to such date have been paid in full.



    LIMITATION ON LIABILITY OF THE SERVICER AND THE SELLER. The Pooling and Servicing Agreement provides that none of the Seller, the Servicer or any of their directors, officers, employees or agents, in their capacities as such, will be under any liability to the Trust, the Trustee or the Certificateholders for any action taken, or refrained from being taken, pursuant to the Pooling and Servicing Agreement, other than any liability that would otherwise be imposed by reason of the breach of their respective obligations and duties under the Pooling and Servicing Agreement. As a result, any loss suffered by the Trust or the Certificateholders caused by any action or failure to act by any of such parties may not be recoverable unless the loss resulted from a breach of an obligation under the Pooling and Servicing Agreement.



    CHALLENGE TO STATUTE, INITIAL ORDER OR TARIFF. The existence of the Purchased Assets and their sufficiency as the source of payment for the Certificates are dependent on the Statute, the Initial Order, the Tariff and any Revised Tariff. As a result, if the Statute, the Initial Order, the Tariff or any Revised Tariff is challenged in a lawsuit and is finally determined to be unenforceable in whole or in part, such determination could adversely affect the ability of Puget to make remittances to the Trustee as required by the Pooling and Servicing Agreement, and Certificateholders could suffer a loss on their investment. The approval of the Initial Order and the Tariff by the Commission is a condition to the issuance of the Certificates. No challenge to the enforceability of the Statute, the Initial Order or the Tariff currently exists and Puget is not aware of any basis for such a challenge.



    LIMITATION OF RATING AGENCY RATINGS OF THE CERTIFICATES. It is a condition to the issuance of the Certificates that they be rated " " by one or more of the Rating Agencies. The rating of the Certificates addresses the likelihood of the ultimate payment of principal and the timely payment of interest on the Certificates. A security rating is not a recommendation to buy, sell or hold securities. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if, in its judgment, circumstances so warrant.


    RESTRICTIONS OF BOOK-ENTRY REGISTRATION. The Certificates will be initially represented by one or more Certificates registered in Cede's name, as nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. Therefore, unless and until Definitive Certificates are issued, Certificate Owners will not be recognized by the Trustee as Certificateholders. Hence, until such time, Certificate Owners will only be able to receive payments from, and exercise the rights of Certificateholders indirectly through, DTC and participating organizations, and, unless a Certificate Owner requests a copy of any such report from the Trustee or the Servicer, will receive reports and other information provided for under the Pooling and Servicing Agreement only if, when and to the extent provided to Certificate Owners by DTC and its participating organizations. In addition, the ability of Certificate Owners to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of physical certificates for such Certificates. See "Description of the Certificates -- Book-Entry Registration" and
"-- Definitive Certificates."

                                  THE STATUTE

    The Washington State Legislature enacted the Statute, ch. 268 of Laws of Washington 1994, to encourage utility investment in demand side management conservation programs. Demand side management conservation programs comprise a variety of conservation measures, such as installation of energy-efficient lighting and building insulation, that help utility customers use electricity more efficiently. The types of conservation measures eligible for funding are set forth in a schedule approved by the Commission prior to the expenditures by the utility. These programs can allow utilities to meet projected increases in energy load in a manner that can be less costly, in both economic and environmental terms, than adding new energy-generation facilities. However, since conservation program expenditures often create customer-owned assets installed in the customer's facilities, a utility typically cannot finance such expenditures by the issuance of utility mortgage bonds secured by a lien on utility-owned property.


    The Statute creates a new property right that establishes a utility's statutory right to include in its rate base all of its approved expenditures on customer conservation measures and to receive through rates revenues sufficient to recover such expenditures and the costs of capital associated with such expenditures, including, without limitation, the payment of principal of and interest on securities sold to finance or refinance them. The Statute provides that the revenues to be received pursuant to this statutory right may be sold, pledged or otherwise made the basis for the issuance of securities. Once an order under the Statute has been obtained from the Commission authorizing the issuance of securities to finance or refinance approved conservation expenditures, an unconditional statutory right to repayment through utility rates arises in favor of the securityholders. Under the Statute, this right to repayment through rates cannot be rescinded or adversely changed by the Commission until the full amount of such expenditures and the related costs of capital are fully amortized in accordance with the terms of the Pooling and Servicing Agreement.


    The Certificates will be securities entitled to the benefits of the Statute. The Tariff and any Revised Tariffs will expire on the Tariff Termination Date, and no amounts will be billed under the Tariff or any Revised Tariff in respect of the Purchased Assets after that date. As a result, if amounts billed through that date and collected by the Final Collection Date are, for any reason, insufficient to pay all principal and interest on the Certificates, the Certificates will have no other source of payment.

                        THE TARIFF AND THE TRUST ASSETS

    Puget has made application to the Commission for the Initial Order that, among other things, (i) authorizes the sale of the Purchased Assets by Puget to the Trust, including the right to recover in rates the Bondable Conservation Investment Amount aggregating $ , plus interest thereon at the Certificate Rate, (ii) finds that the Certificates are securities entitled to the benefits of the Statute, (iii) approves the Tariff, which allocates revenues to the Trust in an aggregate amount equal to the Conservation Asset Transaction Amount, (iv) approves the methodology and mechanism for periodically implementing a Revised Tariff if a shortfall or surplus in collections results in a Variance as of any Calculation Date, and (v) approves the Pooling and Servicing Agreement and the transaction contemplated thereby.

    The Tariff will allocate to the Trust a portion of the amount charged to each Customer in each utility bill sent during the period from the Closing Date through September 30, 1995 and during each subsequent period from October 1 through the following September 30 up to and including the period ending on the Tariff Termination Date (each such period, a "Regulatory Year"). The Tariff will establish different amounts to be allocated to the Trust based on (i) the type of electrical service provided to the Customer (each type, a "Schedule") and
(ii) the Regulatory Year. A Customer may receive more than one electric bill from the Servicer in respect of different Schedules or attributable to multiple locations of the Customer. The revenues collected under the Tariff will fluctuate with collection delinquencies and the number of Customers, but not with levels of electric usage, unless the aggregate payment due from a Customer for the provision of electric service is less than the amount payable in respect of the Tariff. Any such excess of the amount payable in respect of the Tariff over the aggregate payment due from the

Customer is not required to be carried forward to subsequent periods. The Tariff provides that the following monthly amounts of revenue from each Customer's bill sent during the periods set forth below will be allocated to the Trust:


                                  ORIGINAL MONTHLY TARIFF PER CUSTOMER
- --------------------------------------------------------------------------------------------------------
                            SECONDARY     SECONDARY    SECONDARY    PRIMARY
  YEAR      RESIDENTIAL     SERVICE 1     SERVICE 2    SERVICE 3    SERVICE   HIGH VOLTAGE    LIGHTING
- ---------  -------------  -------------  -----------  -----------  ---------  -------------  -----------
    1        $    3.29      $    5.63     $   88.22    $  652.34   $  537.33  $   22,364.17   $    1.73
    2             2.42           4.13         64.74       478.96      394.32      16,479.57        1.27
    3             2.08           3.55         55.57       411.64      338.78      14,151.26        1.09
    4             1.93           3.27         51.33       380.94      313.46      13,401.43        1.01
    5             1.78           3.00         47.04       349.65      287.57      12,236.11        0.92
    6             1.44           2.42         37.97       282.64      232.38       9,919.11        0.74
    7             1.24           2.06         32.42       241.71      198.60       8,341.18        0.64
    8             0.90           1.50         23.58       176.08      144.61       6,200.05        0.46
    9             0.59           0.98         15.34       114.71       94.18       3,978.95        0.30
   10             0.26           0.43          6.70        50.16       41.16       1,747.68        0.13


    The amounts in the table above are preliminary and are subject to adjustments to reflect the Certificate Rate and the timing of the Closing Date.


    On each Calculation Date, the Servicer is required to compare the Bondable Conservation Investment Balance to the Projected Bondable Conservation Investment Balance set forth in the Pro Forma Schedule. If the Bondable
Conservation Investment Balance at such Calculation Date differs from the Projected Bondable Conservation Investment Balance for such Calculation Date by more than 2%, the Servicer is required to apply for (and the Initial Order provides that the Commission will approve within 30 days of the application) a Revised Tariff that will allocate revenues to the Trust in an amount intended to be sufficient so that (i) the Bondable Conservation Investment Balance on the next September 30 will equal the Projected Bondable Conservation Investment Balance as of such date and (ii) thereafter, will provide for the amortization of the remaining Bondable Conservation Investment Balance in accordance with the Pro Forma Schedule. The Revised Tariff will be based on updated assumptions by the Servicer, including, but not limited to, the projected number of Customers and the expected rate of delinquencies.



    The Tariff and any Revised Tariff are scheduled to terminate on September 30, 2004, in which case the last day for collections under the Tariff or any Revised Tariff will be March 31, 2005 (as such date may be extended as described below, the "Final Collection Date") and the Final Distribution Date will be April 11, 2005. However, if a Variance exists at either September 30, 2003 or March 31, 2004 and the Commission fails to approve a Revised Tariff within 30 days after the Servicer's application, the Initial Order provides that the Tariff Termination Date of such Revised Tariff will be extended by such period of time after September 30, 2004 as corresponds to the delay beyond 30 days in approval of the latest such Revised Tariff to be so delayed, but not to be later than July 31, 2005. If the Tariff Termination Date is extended, the Final Collection Date will be last day of the month that is six months after the month in which the Tariff Termination Date occurs and the Final Distribution Date will be the next succeeding Distribution Date (to be no later than April 11, 2006).



    Puget has entered into Conservation Repayment Contracts with certain Customers (representing approximately 13% of the Bondable Conservation Investment Amount) who have installed approved conservation measures on their properties, some or all of the expenses of which have been paid by Puget. If any of such Customers thereafter cease to be Customers, Puget is entitled to recover certain amounts from such Customers under such contracts (the "Termination Fees"). The actual terms underlying the Termination Fees vary depending on the category of Customer. For a residential Customer, the Termination Fee is generally the full amount of the initial conservation expenditure by Puget (the "Grant") should the Customer change energy suppliers within five years of the date of the contract. A commercial or industrial Customer generally must pay a percentage of the Grant (determined as the percentage of the total estimated useful life of the conservation measure remaining upon termination) should it cease to be a Customer of Puget or should electricity cease to be the fuel source for the conservation measure funded with the Grant.

    The Termination Fees are lump sum payments that vary, even among Customers of the same type, depending on the specific Grant amount and date of termination. In contrast, amounts recovered under the Tariff are, for each category of Customers, fixed monthly payments. A specific Termination Fee may be greater or less than the amount the former Customer would have paid in monthly rates. Puget is currently unable to predict the amount of future Termination Fees, but Termination Fees collected in recent years have been nominal. Since January 1991, Puget has collected less than $50,000 in such fees from former residential Customers, and it has collected no Termination Fees from commercial or industrial Customers.

    Pursuant to the Pooling and Servicing Agreement, Puget will pay to the Trustee for the benefit of the Certificate Owners any Termination Fees it receives from Customers in respect of the Bondable Conservation Investment Balance. Any such amounts will be distributed ratably to Certificateholders in the same manner as other revenues relating to the Purchased Assets sold to the Trust.

    The Statute provides that the Commission may remove from Puget's rate base any portion of the Bondable Conservation Investment Balance arising from conservation expenditures made for the benefit of Customers that cease to be Customers as a result of a voluntary or involuntary sale by Puget of the utility property used to serve those Customers. If Puget loses Customers as a result of such a sale and the Commission removes from Puget's rate base a portion of the Bondable Conservation Investment Balance, the Pooling and Servicing Agreement requires Puget to pay to the Trustee for the benefit of the Certificate Owners, from the sale proceeds, the Purchased Sale Proceeds, which amount equals the portion of the Bondable Conservation Investment Balance that the Commission removes from Puget's rate base as a result of such sale.

    The Purchased Assets to be owned by the Trust include (i) all of Puget's right, title and interest in and to, and to receive, payments pursuant to the Tariff or any Revised Tariff, (ii) all of Puget's rights to have the Conservation Asset Transaction Amount recovered through rates pursuant to and in accordance with the Statute, (iii) all of Puget's right, title and interest under the Conservation Repayment Contracts in and to the Termination Fees to the extent paid by Customers, and (iv) all of Puget's right, title and interest in and to the Purchased Sale Proceeds.

    The Statute gives the Servicer the right to recover from Customers an amount
equal  to the Bondable Conservation  Investment Amount, which is  $       , plus
interest thereon  at the  Certificate Rate.  The initial  aggregate  Certificate
balance  is $       and interest thereon  is calculated at the Certificate Rate.
The portion of the Bondable Conservation Investment Amount in excess of the initial aggregate Certificate amount represents the Overcollateralization Amount.


    On each Distribution Date, all amounts received by the Trust from amounts collected from Customers in respect of interest on the Bondable Conservation Investment Amount will be used to pay the Trustee Fee, the Servicing Fee and interest on the Certificates. All amounts collected from Customers in respect of principal of the Bondable Conservation Investment Amount will be used to pay principal of the Certificates. Accordingly, amortization of the aggregate Certificate balance in any period will equal the reduction of the Bondable Conservation Investment Balance during such period. As a result, the Bondable Conservation Investment Balance should always exceed the initial aggregate Certificate amount by the Overcollateralization Amount. The Overcollateralization Amount is intended to cover any shortfall in receipt of the Bondable Conservation Investment Amount that may occur after the final Calculation Date that is not anticipated and provided for in a Revised Tariff.


    While the Bondable Conservation Investment Balance (including that portion attributable to the Overcollateralization Amount) represents the statutory right to recover those amounts, the amounts actually billed may be less if, for example, the actual number of Customers is less than the number of

Customers projected by Puget for the purpose of calculating monthly allocations to the Trust from amounts billed under the Tariff or any Revised Tariff or the amounts actually collected may be less if, for example, the actual rate of delinquencies is greater than the rate of delinquencies projected.


    The Tariff and any Revised Tariff will be periodically revised, if Variances occur, through a Rate Adjustment to take into account factors including, but not limited to, the projected number of Customers and the expected rate of delinquencies. However, after the final Calculation Date on March 31, 2004, there will be no such mechanism for the remaining term of the Certificates. Accordingly, the Overcollateralization Amount is intended to cover billing or collection shortfalls that may occur from the final Calculation Date through the Final Collection Date and that are not addressed through the Rate Adjustment process.


    Any collections through the Final Collection Date by the Servicer in respect of the amounts allocable to the Trust in excess of the aggregate Certificate balance will be distributed to the Certificateholders. Billings and collections in respect of the Purchased Assets will not cease upon the reduction of the aggregate Certificate balance to zero. Any collections through the Final Collection Date in excess of the aggregate Certificate balance will be distributed to the Certificateholders on the next succeeding Distribution Date. As a result, any portion of the Overcollateralization Amount that is actually collected prior to the Final Collection Date, and that is not required to cover billing or collection shortfalls not recovered through a Revised Tariff, will be distributed to the Certificateholders on or prior to the Final Distribution Date.

                                   THE TRUST

    Prior to this transaction, the Trust had no assets, obligations or operating history. Upon formation, the Trust will not engage in any business activity other than acquiring and holding the Purchased Assets, issuing the Certificates and making payments thereon. The Servicer is required to pay all expenses incurred in connection with its duties under the Pooling and Servicing Agreement. See "Description of the Certificates -- Servicer Compensation" and "-- Distributions." The Trust will not acquire any assets other than the Purchased Assets. As a consequence, the Trust is not expected to have any need for, or source of, additional capital resources other than the assets of the Trust.

                                USE OF PROCEEDS

    The Trustee on behalf of the Trust will apply the entire proceeds to be received from the sale of the Certificates to the purchase of the Purchased Assets from Puget.

                          THE SELLER AND THE SERVICER

    Puget, the largest investor-owned electric utility headquartered in Washington State, provides electric service within a 4,500-square-mile territory principally in the Puget Sound region of western Washington. Puget has been engaged in the electric utility business in Washington State for most of this century. The population of Puget's service area is over 1,800,000 and during December 1994, Puget provided electric service to an average of approximately 823,100 Customers. For each year since 1990, Puget has had a total energy output in excess of 20 billion kilowatt hours. Approximately one-third of this energy output represents Puget-generated electricity, with the remaining two-thirds representing purchased power. At December 31, 1994, Puget's peak power resources were approximately 5,400,000 kilowatts. Puget's net utility plant assets at December 31, 1994 exceeded $2.2 billion and its common stock equity exceeded $1.1 billion. For 1994, Puget had operating revenues and net income of approximately $1.2 billion and $120 million, respectively. Puget currently has approximately 2,220 employees. Puget's executive office is located at 411 - 108th Avenue N.E., Bellevue, Washington 98004-5515 and its telephone number is
(206) 454-6363.

                        PUGET CUSTOMERS AND COLLECTIONS

BONDABLE CONSERVATION INVESTMENT AMOUNTS

    Puget has offered energy conservation programs to assist Customers in conserving electricity since 1978. Puget has capitalized these expenditures and, in accordance with general rate proceedings and periodic rate adjustment mechanism proceedings, these amounts have generally been incorporated into its rate base on October 1 of each year. Pursuant to the Commission Order in Docket No. U-78-45, Puget has amortized these expenditures over a 10-year period from the time of their incorporation into its rate base. The table below sets forth the Projected Bondable Conservation Investment Balance as of September 30 of each year through 2004.

                                                           PROJECTED BONDABLE
                                                              CONSERVATION
SEPTEMBER 30,                                              INVESTMENT BALANCE
- ------------------------------------------------------  ------------------------
1995..................................................  $      191,721,002
1996..................................................         161,106,486
1997..................................................         133,905,961
1998..................................................         106,705,436
1999..................................................          79,504,911
2000..................................................          56,039,465
2001..................................................          34,441,554
2002..................................................          17,528,547
2003..................................................           5,692,310
2004..................................................                   0

    Puget currently has conservation programs available for all Customers. Of the [$215,962,146] Bondable Conservation Investment Balance at [December 31, 1994], approximately 56% is attributable to residential Customers, 35% to commercial Customers and 9% to industrial Customers.

CONSERVATION REPAYMENT CONTRACTS

    Approximately 13% of the Bondable Conservation Investment Amount represents conservation measures supplied by Puget to Customers who have entered into Conservation Repayment Contracts providing that the Customer must pay a Termination Fee to Puget if it changes energy suppliers. The amount of the Termination Fee varies based on Customer type, the conservation measures supplied and the year the conservation measures were installed. Approximately 79% of the Conservation Repayment Contracts are with residential Customers and 21% are with commercial and industrial Customers. See "The Tariff and the Trust Assets."

PUGET CUSTOMER BASE

    COMPOSITION. Puget's Customer base may be divided into four categories: residential, commercial, industrial and other Customers. The table below sets forth the number of Customers and operating revenues billed to each Customer category.

                        CUSTOMERS AND OPERATING REVENUES

                                                  FOR THE YEAR ENDED DECEMBER 31,
                               ---------------------------------------------------------------------
                                       1992                    1993                    1994
                               ---------------------  ----------------------  ----------------------
                                             % OF                    % OF                    % OF
                                            TOTAL                   TOTAL                   TOTAL
                                          ----------              ----------              ----------
                               ---------              ----------              ----------
AVERAGE NUMBER OF CUSTOMERS:
  Residential................    692,100       89.0%     708,123       89.0%     723,566       88.9%
  Commercial.................     80,963       10.4       82,875       10.4       85,203       10.4
  Industrial.................      3,659        0.5        3,715        0.5        3,851        0.5
  Other (1)..................      1,254        0.1        1,289        0.1        1,325        0.2
                               ---------      -----   ----------      -----   ----------      -----
                                 777,976      100.0%     796,002      100.0%     813,945      100.0%
                               ---------      -----   ----------      -----   ----------      -----
                               ---------      -----   ----------      -----   ----------      -----
OPERATING REVENUES ($000S):
  Residential................  $ 443,490       47.1%  $  502,037       48.4%  $  532,124       47.9%
  Commercial.................    323,764       34.4      356,586       34.4      375,751       33.9
  Industrial.................    138,416       14.7      150,063       14.5      163,574       14.7
  Other (1)..................     35,779        3.8       28,189        2.7       38,759        3.5
                               ---------      -----   ----------      -----   ----------      -----
                               $ 941,449      100.0%  $1,036,875      100.0%  $1,110,208      100.0%
                               ---------      -----   ----------      -----   ----------      -----
                               ---------      -----   ----------      -----   ----------      -----

- ------------------------
(1)  "Other" primarily consists of street lighting.


    CONCENTRATIONS. For the year ended December 31, 1994, the largest Customer represented approximately 3.3% of Puget's revenues and the 10 largest Customers represented approximately 9.9% of Puget's revenues. There can be no assurance that current Customers will remain Customers or that the levels of Customer concentration in the future will be similar to those set forth above.



    GROWTH. The total average number of Customers has grown every year for more than 40 years. The compounded annual growth rate in the average number of Customers from 1984 through 1994 was 3.1%. Due to migration from other states, Washington State has experienced significant population growth in recent years. From 1988 through 1993, Washington's population increased from 4,617,000 to 5,241,000, an increase of 624,000, while population in the Puget service area increased from 1,536,500 to 1,811,800, an increase of 275,300. There can be no assurance that future Customer growth rates for Puget or Washington State will be similar to historical experience.


FORECASTING CUSTOMERS

    Accurate projections of the number of Customers is important in setting and maintaining rates under the Tariff or any Revised Tariff at levels sufficient to recover the Bondable Conservation Investment Amount, interest on the Certificates, the Trustee Fee and the Servicing Fee.

    Customer projections are determined by Puget, based on demographic and economic information, and there is a different methodology used for each Customer category. The residential Customer forecasting process begins with a review of population forecasts from the Washington State Office of Financial Management and the Puget Sound Regional Council. Puget uses these sources to develop internal population forecasts for each of the nine counties in which it operates. Puget then employs its own historical data regarding the percentage of each county's population served by Puget, as well as such other factors as Puget deems relevant, to convert the internal population forecast into a projection of residential Customers within its service area.

    The commercial Customer forecasting process begins with a review of nonmanufacturing employment for each county. This information is based on projections from the Washington State Office of the Forecast Council (which produces the official state revenue forecast) and the Puget Sound Regional Council. Puget uses these sources to develop internal employment forecasts for each county it serves. Puget then considers its historical data regarding the percentage of employment in each county served by Puget, as well as such other factors as Puget deems relevant, to convert the internal employment forecast into a projection of commercial Customers within its service area.


    The forecasting process for the industrial and other Customer categories are based on factors including examination of past Customer growth trends and discussions with major industrial Customers.


    Forecasts are produced by a staff of two employees and are reviewed internally by an Executive Forecast Review Committee, which includes five Puget officers. Puget's Customer projections are reviewed by the Commission and are factored into the Commission's ultimate determination on whether a proposed rate schedule is fair, just and reasonable. In the course of its review, the Commission may request additional data in support of the projections or compare such projections to other regional forecasts. The Commission may make an explicit finding regarding the projections, but is not required to do so.

    For calendar years 1992 through 1994, Customer projection forecast error was less than 1%. However, a shortfall or surplus in collections may result if the actual number of Customers in any category differs from the number forecasted. A summary of the total annual forecasted and actual number of Puget Customers is shown below. There can be no assurance that the future variance between actual and projected Customers in the aggregate or by category will be similar to the historical experience of the aggregate Customer base set forth below.


                                                                               AVERAGE NUMBER OF CUSTOMERS
                                                                             FOR THE YEAR ENDED DECEMBER 31,
                                                                         ----------------------------------------
                                                                             1992          1993          1994
                                                                         ------------  ------------  ------------
Forecasted.............................................................     780,685       798,918       811,766
Actual.................................................................     777,976       796,002       813,945
Variance...............................................................        (0.3%)        (0.4%)         0.3%


CREDIT POLICY AND PROCEDURES

    Puget is obligated to provide service to new Customers under Washington law. No outside credit investigations are performed on new Customers. Puget relies on the information provided by the Customer and its customer information system audits to indicate whether the Customer has been previously served by Puget.

    Based on previous payment history, each new Customer is assigned one of three credit codes. A new Customer is automatically assigned the middle credit code and can be moved to the higher (i.e., signifying a Customer deemed more creditworthy) or lower (i.e., signifying a Customer deemed less creditworthy) credit code based on ongoing payment experience. If a Customer leaves the Puget territory and later returns, the Customer will be assigned the middle credit code, unless the Customer had a low credit code upon leaving the territory, in which case the Customer would be re-assigned that lower credit code. This Customer credit code is used, among other things, to determine the need for a deposit and the timing of the collection process. A Customer with a poor payment history or no previous history is deemed a credit risk and a deposit may be required. Deposit requests are governed by Washington Administrative Code rules and amounts are determined by previous consumption at the service location.

    Puget may change its credit policies and procedures from time to time. It is expected that any such changes would be designed to enhance Puget's ability to make timely recovery of amounts billed to Customers.

BILLING PROCESS

    Puget operates on a continuous billing cycle, with an approximately equal number of bills being distributed each business day. For the year ended December 31, 1994, the Company mailed out an average of 23,334 bills daily to its various Customer categories. Puget bills the majority of its residential Customers bi-monthly, while all commercial and industrial Customers are billed monthly. Of the 823,066 Customers of record billed by Puget as of December 31, 1994, approximately 21% were billed monthly, while approximately 79% were billed bi-monthly.

    Accounts with potential billing errors are held by the computer system for review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors, safety problems as identified by the meter-reading staff and possible meter malfunctions.

    Puget may change its billing policies and procedures from time to time. It is expected that any such changes would be designed to enhance Puget's ability to make timely recovery of amounts billed to Customers.

COLLECTION PROCESS

    In 1994, approximately 77% of total bill payments were received by Puget via the U.S. mail. During the same period, approximately 21% of total payments were paid in person at one of Puget's 26 local business offices.

    Puget also receives payments at 44 pay stations (which are located in unaffiliated businesses or organizations) throughout the service territory. In addition, since May 1994, Washington Natural Gas Company ("WNG") offices have accepted Puget payments at selected sites. Customer receipts from these two types of locations represented approximately 1% of bill payments in 1994. Since both WNG and the pay stations are strictly bill payment sites, it is not their responsibility to comply with any policy regarding delinquencies or collections.

    Other payment methods include pay-by-phone and direct debits of customer accounts through a local bank, which accounted for less than 1% of payments collected in 1994.


    Puget uses in-house collection attempts for all delinquent accounts. All Customer bills are due 15 days from the date on which the bill is sent. The timing of the collection process depends on the credit code assigned to that Customer. The first step of the process is a reminder notice sent between 25 days (in the case of Customers with the lowest credit code) and 40 days (in the case of Customers with the highest credit code) after billing. Between 10 to 25 (assuming the lowest and highest credit codes, respectively) days later, a notice warning is sent regarding termination of service unless payment is received. Puget then calls the Customer 13 days thereafter, and if full payment is not received within four days, power is disconnected. Power is not disconnected only if the delinquent Customer is subject to the Washington State winter moratorium (the "Winter Moratorium"), which prohibits the disconnection of electricity to low-income Customers (defined as those whose income is below 125% of the "poverty line") from November 15 through March 15 of each year. In the 1993-94 winter period, 27 Customers were subject to the Winter Moratorium. These Customer bills accumulate during the Winter Moratorium and payment plans are established for each Customer. Customers subject to the Winter Moratorium are required to pay 7% of their income toward their electric bills during the Winter Moratorium period. Electric service is subject to disconnection if satisfactory payment arrangements are not established.



    If a Customer account is closed, either because a Customer has moved or the Customer has failed to remedy a delinquent account, a reminder notice is sent 23 days after the date the account is closed. Assuming the uncollected amounts are not received, a final request for payment is sent 36 days after the account closing date, and a third-party collection letter is sent 50 days after such date. After 80 days without receipt of payment, a closed account collector attempts to contact the Customer by telephone. If after 120 days these telephone attempts are unsuccessful, Puget's customer information system will automatically code the account as a bad debt and send the account to a collection agency. In 1994, $3,944,000 was referred to the collection agency, $931,000 was recovered by the collection agency for accounts previously referred to it and $631,000 was remitted to Puget after deducting the collection agency's fee. Collection recovery rates are monitored monthly. Once written off, the uncollected amount remains monitored for six years and may be collected at any point during that time.


    Puget may change its collection policies and procedures from time to time. It is expected that any such changes would be designed to enhance Puget's ability to make timely recovery of amounts billed to Customers.

DELINQUENCY AND LOSS EXPERIENCE

    The following table sets forth the loss and aging experience with respect to payments to Puget for each of the periods indicated below. There can be no assurance that the future loss and aging experience for Puget will be similar to the historical experience set forth below:


                                                                                   FOR THE YEAR ENDED DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1992       1993       1994
                                                                                   ---------  ---------  ---------
Net Charge-Offs as a percentage of Billed Revenues...............................      0.19%      0.25%      0.29%
Delinquencies (30 days+) as a percentage of Billed Revenues......................     16.45%     16.21%     16.19%


                        DESCRIPTION OF THE CERTIFICATES

    The Certificates will be issued pursuant to the Pooling and Servicing Agreement to be entered into by Puget, as originator of the Trust, Seller and Servicer, and Chemical Bank, as Trustee, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Trustee will provide a copy of the final form of the Pooling and Servicing Agreement to Certificateholders without charge on written request addressed to the Trustee at its principal corporate trust office, located at 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: Structured Finance Services (ABS). The following summary describes certain terms of the Pooling and Servicing Agreement and is qualified in its entirety by reference to the Pooling and Servicing Agreement.

GENERAL

    The Certificates will be available for purchase in book-entry form in minimum denominations representing $1,000 of aggregate Certificate amount and in integral multiples thereof and will evidence an undivided fractional interest (the "Fractional Interest") in the Trust equal to the percentage obtained by dividing the denomination of the Certificate by the aggregate Certificate amount.

BOOK-ENTRY REGISTRATION

    The Certificates will initially be represented by one or more certificates registered in the name of the nominee of DTC, except as set forth below. Puget has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, no Certificate Owner will be entitled to receive a Certificate representing such person's interest in the Trust. All references herein to action by Certificateholders shall refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements of DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures.

    DTC is a limited-purpose trust company organized under the laws of the state of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations (including the Underwriters). Indirect access to the

DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").


    Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Certificates from the Trustee, as paying agent, or its successor in such capacity (the "Paying Agent"), through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in receiving payments, because such payments will be forwarded by the Paying Agent to Cede by wire transfer of immediately available funds, as nominee for DTC. DTC will forward such payments to its Participants who thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and the Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.


    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

    Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate.

    DTC will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC will take such actions with respect to specified Fractional Interests of the Trust only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified Fractional Interest. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

    None of the Trustee, the Seller or the Servicer will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspects of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by the nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE CERTIFICATES


    The Certificates will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Trustee advises the Servicer in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates, and the Trustee is unable to locate a qualified successor, (ii) Certificate Owners with aggregate Fractional Interests representing more than 50% of the Trust advise the Trustee and the clearing agency through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Certificate Owners, or (iii) after the Servicer becomes subject to insolvency proceedings, Certificate Owners with aggregate

Fractional Interests representing more than 50% of the Trust advise the Trustee and the clearing agency through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Certificate Owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the Certificates and instructions for reregistration, the Trustee will issue Definitive Certificates according to DTC's instructions, and thereafter the Trustee will recognize the holders of Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement (the "Holders").

    If Definitive Certificates are issued, distributions of principal and interest on the Definitive Certificates will be made by the Paying Agent
(initially the Trustee) directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Interest payments and principal payments on each payment date will be made to holders in whose names the Definitive Certificates were registered at the close of business on the last business day of the calendar month immediately preceding the payment date. Distributions will be made by check mailed to the address of such Holder as it appears on the Certificate register. The final payment on any Certificate (whether Definitive Certificates or the certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Paying Agent will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distributions.

    Definitive Certificates will be transferable and exchangeable at the offices of the Trustee in New York, New York. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

SALE OF PURCHASED ASSETS TO THE TRUSTEE; EFFECT OF INSOLVENCY LAWS

    On the Closing Date, Puget will sell and assign to the Trustee on behalf of the Trust, without recourse or reversion, its entire interest in the Purchased Assets. Puget believes that the transfer of the Purchased Assets by Puget to the Trust will constitute a "true sale" of the Purchased Assets to the Trust for Insolvency Law (but not tax law) purposes. Puget has granted a security interest in the Purchased Assets and the proceeds thereof to the Trustee and has taken the steps required by the Statute to perfect that security interest if for any reason the transaction were to be recharacterized for Insolvency Law purposes as a pledge of the Purchased Assets made to secure a borrowing by Puget rather than a "true sale" under the Pooling and Servicing Agreement.


    In the event of proceedings by or against Puget under any Insolvency Laws, the Trustee would have the right pursuant to the Statute to cause the Commission to order the sequestration, and payment to the Trust, of the revenues arising from the Purchased Assets, although there can be no assurance that the Commission would issue such an order in light of the automatic stay provisions of Section 362 of the Bankruptcy Code or, alternatively, that a bankruptcy court would lift the automatic stay to permit such action by the Commission. In that event, the Trustee is required under the Pooling and Servicing Agreement to seek an order from the bankruptcy court lifting the automatic stay with respect to such action by the Commission and an order requiring an accounting and segregation of the revenues arising from the Purchased Assets, although there can be no assurance that the court would grant either order. If the transaction were recharacterized as a secured borrowing in any such proceedings, the bankruptcy court, under Section 363 of the Bankruptcy Code, could substitute other collateral for the Purchased Assets and the proceeds therefrom if the court were to conclude that the revenues arising from the Purchased Assets were required for Puget's continuing operations and that the Certificateholders would be "adequately protected" by a lien on such substitute collateral, in which case delays and possible reductions in distributions to Certificateholders could occur.

    The Statute provides that any successor to Puget pursuant to any Insolvency Laws will be required to perform the Servicer's obligations with respect to the Certificates. See "Risk Factors -- Possible Delays in or Reductions of Distributions to Certificateholders in the Event of a Puget Insolvency."

ADMINISTRATION AND SERVICING OF PURCHASED ASSETS

    The Trustee will irrevocably appoint the Servicer as agent to calculate the Tariff and any Revised Tariff and to bill, manage, service, administer and make collections of amounts due from Customers under the Tariff or any Revised Tariff, the Conservation Repayment Contracts and the Purchased Sale Proceeds. The Servicer shall use all reasonable efforts, consistent with its customary procedures, to make collections from Customers of amounts due under the Tariff or any Revised Tariff, the Conservation Repayment Contracts and the Purchased Sale Proceeds, in each case to the same extent that it makes collection efforts for its own account. The Servicer will maintain records of all revenues collected under the Tariff or any Revised Tariff. The Servicer will deposit to the Collection Account all amounts received by the Servicer in respect of the Purchased Assets during such calendar month (i) within two business days after such amounts are received by the Servicer, during any period in which the long-term unsecured debt rating of the Servicer is below the fourth highest long-term rating category of any of the Rating Agencies, or (ii) on or before the tenth calendar day succeeding the last day of each calendar month (a "Remittance Date"). The Trust has designated the Servicer as custodian to maintain possession of all documents and instruments relating exclusively to the Purchased Assets.


    The Servicer has reserved the right to make any change to the amount or reschedule the due date of any scheduled payment of any billed amount in respect of the Purchased Assets or change any material term of any Purchased Asset if such action would be in accordance with its customary practices or those of any successor Servicer with respect to comparable assets that it services for itself and if such action would not materially adversely affect the Certificateholder.

SERVICER COMPENSATION
    The Servicing Fee for each quarterly  Distribution Period will be an  amount
equal  to the sum of (i) $       in respect of the first Distribution Period and
$           in  respect of  all subsequent  Distribution  Periods and  (ii)  the investment earnings on amounts deposited in the Collection Account during such Distribution Period. The interest in respect of the Overcollateralization Amount is expected to be sufficient to pay the fixed portion of the Servicing Fee as well as the Trustee Fee. Such fees will be payable on each Distribution Date prior to any distributions on the Certificates.

TARIFF
    The Tariff specifically identifies, for each category of Puget's Customers, a dollar amount of each Customer's regular electric bill that will be allocated to the Trust from bills sent during each Regulatory Year. Such amounts will be collected by Puget daily as part of its normal collection activities and will be deposited to the Collection Account monthly on each Remittance Date.

DISTRIBUTIONS
    On each Distribution Date, the Trustee will cause to be made the following distributions, to the extent of funds available in the Collection Account, in the following order of priority and in the amounts set forth in the applicable Trustee's certificate:

        (i) to the Trustee, the Trustee Fee for such Distribution Period and any unpaid Trustee Fee for any prior Distribution Periods;

        (ii) to the Servicer, the Servicing Fee for such Distribution Period and any unpaid Servicing Fee for any prior Distribution Periods;

        (iii) to the Certificateholders, an amount equal to the product of the quarterly Certificate Rate and the aggregate Certificate balance as of the first day of the Distribution Period plus any such amounts due to Certificateholders with respect to any prior Distribution Period (plus an amount equal to the product of the quarterly Certificate Rate and such previously due amounts); and

        (iv) to the Certificateholders, the balance remaining in the Collection Account after payment of the amounts described in clauses (i) through (iii) above as principal to reduce the aggregate Certificate balance.

AMORTIZATION
    Set forth below is the Pro Forma Schedule showing the Projected Bondable Conservation Investment Balances.


                                                                       PROJECTED BONDABLE
                                                                    CONSERVATION INVESTMENT
DATE                                                                        BALANCE
- ------------------------------------------------------------------  ------------------------
Initial...........................................................          $199,801,384
September 30, 1995................................................           191,721,002
September 30, 1996................................................           161,106,486
September 30, 1997................................................           133,905,961
September 30, 1998................................................           106,705,436
September 30, 1999................................................            79,504,911
September 30, 2000................................................            56,039,465
September 30, 2001................................................            34,441,554
September 30, 2002................................................            17,528,547
September 30, 2003................................................             5,692,310
March 31, 2004....................................................             2,846,155
September 30, 2004................................................                     0



    All amounts received by the Trust from amounts collected from Customers in respect of interest on the Bondable Conservation Investment Amount will be used to pay the Trustee Fee, one component of the Servicing Fee and interest on the Certificates, and all such amounts in respect of principal of the Bondable Conservation Investment Amount will be used to pay principal of the Certificates. As a result, amortization of the aggregate principal amount of Certificates in any period will equal the reduction of the Bondable Conservation Investment Balance during such period. Assuming reductions of the Bondable Conservation Investment Balance in accordance with the Pro Forma Schedule set forth above and assuming straight-line amortization within each yearly period, the weighted average life of the Certificates would be years. The Servicer does not, however, anticipate straight-line amortization within each yearly period and deviations from the Pro Forma Schedule are expected to occur subject to subsequent adjustment through Revised Tariffs, both of which factors could affect the weighted average life of the Certificates. No representation can be made as to the actual amortization of the Certificates.


PERIODIC RATE ADJUSTMENTS
    On each Calculation Date, the Servicer is required to compare the Bondable Conservation Investment Balance to the Projected Bondable Conservation Investment Balance set forth in the Pro Forma Schedule as of such date. If the Bondable Conservation Investment Balance at a Calculation Date differs from the Projected Bondable Conservation Investment Balance for such Calculation Date by more than 2%, the Servicer is required within 30 days of such Calculation Date to apply for (and the Initial Order provides that the Commission will approve within 30 days of the application) a Revised Tariff that will allocate revenues to the Trust in an amount intended to be sufficient so that (i) the Bondable Conservation Investment Balance on the next September 30 will equal the Projected Bondable Conservation Investment Balance as of such date and (ii) thereafter, will provide for the amortization of the remaining Bondable Conservation Investment Amount in accordance with the Pro Forma Schedule. Under Washington law applicable to rate filings generally, the Commission is obligated to act on a rate application no later than 11 months from the date of filing. The Revised Tariff will be based on updated assumptions by the Servicer, including, but not limited to, the projected number of Customers and the expected rate of delinquencies.

COLLECTION ACCOUNT
    The Servicer will establish and maintain an account in the Trustee's name for the benefit of the Certificateholders. The Collection Account shall be a segregated identifiable trust account established in the trust department of a Qualified Trust Institution (as hereinafter defined). The Collection Account will be established and maintained with the Trustee, which is a Qualified Trust Institution. The Servicer will remit to the Collection Account, prior to 1:00 p.m., New York City time, on each Remittance Date, the amounts received by the Servicer from or on behalf of Customers pursuant to the Tariff and any Revised

Tariffs, the Conservation Repayment Contracts and the Purchased Sale Proceeds during the preceding calendar month. However, during any period in which the long-term first-mortgage debt rating of the Servicer is below the fourth highest long-term rating category of any of the Rating Agencies, the Servicer is obligated to remit such amounts to the Collection Account within two business days after such amounts are received by the Servicer. "Qualified Trust Institution" is defined as an institution organized under the laws of the United States or one of the states thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States and subject to supervision and examination by federal or state banking authorities which at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has not less than $1,000,000,000 in assets under fiduciary management, (iii) has a minimum net worth of at least $50,000,000, and
(iv) has a long-term deposits rating in one of the four highest rating categories by each of the Rating Agencies.



    Funds in the Collection Account may be invested in any of the following: (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States; (ii) general obligations of or obligations guaranteed as to the timely payment of interest and principal by any state of the United States or the District of Columbia then rated in the highest long-term rating category by the Rating Agencies or such lower rating categories (as approved in writing by the Rating Agencies) as will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies; (iii) commercial paper that is then rated in the highest short-term rating category by the Rating Agencies or such lower rating categories (as approved in writing by the Rating Agencies) as will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies; (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company (including the Trustee acting in its commercial banking capacity) incorporated under the laws of the United States or of any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States and subject to supervision and examination by federal or state banking authorities, provided that the short-term unsecured deposit obligations of such depository institution or trust company are then rated in the highest short-term rating category by the Rating Agencies or such lower rating categories (as approved in writing by the Rating Agencies) as will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies; (v) demand or time deposits of, or certificates of deposit issued by, any bank, trust company, savings bank or other savings institution, provided that such deposits or certificates of deposit are fully insured by the FDIC; (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation (a) the short-term unsecured debt or deposits of which are rated in the highest short-term rating category by the Rating Agencies or the long-term unsecured debt of which is rated in the highest long-term rating category by the Rating Agencies or (b) that are otherwise approved in writing by the Rating Agencies as investments that will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies; (vii) repurchase obligations with respect to any security described in clause (i),
(ii) or (ix) herein or any other security issued or guaranteed by the FHLMC, the FNMA or any other agency or instrumentality of the United States that is backed by the full faith and credit of the United States, in either case entered into with a federal agency or a depository institution or trust company (acting as principal) described in clause (iv) above or a corporation (acting as principal) described in clause (vi) above; (viii) investments in money market funds, which funds are (a) not subject to any sales, load or other similar charge; (b) rated in the highest rating category by the Rating Agencies; and (c) invested solely in obligations described in clauses (i) through (vii) above; (ix) interests in any open-end or closed-end management-type investment company or investment trust (a) registered under the Investment Company Act of 1940, as from time to time amended, the portfolio of which is limited to obligations of the United States or obligations guaranteed by the United States and to agreements to repurchase such obligations, which agreements, with respect to principal and interest, are at least 100% collateralized by such obligations marked to market on a daily basis and pursuant to which the investment company or investment trust is required to take delivery of such obligations either directly or through an independent custodian designated in accordance with the Investment Company Act of 1940, as from time to time amended, and

(b) acceptable to the Rating Agencies (as approved in writing by the Rating Agencies) as collateral for securities having ratings equivalent to the ratings of the Certificates on the Closing Date; and (x) such other investments where either (a) the short-term unsecured debt or deposits of the obligor on such investments are rated in the highest short-term rating category by the Rating Agencies or (b) such investments are acceptable to, and approved in writing by, the Rating Agencies and will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies.

REPORTS TO CERTIFICATEHOLDERS AND EVIDENCE OF COMPLIANCE

    For each Calculation Date, the Servicer will provide to the Trustee a certificate indicating (i) the Bondable Conservation Investment Balance as of such Calculation Date and (ii) a comparison of the Bondable Conservation Investment Balance and the Projected Bondable Conservation Investment Balance, together with a statement as to whether a Variance exists. Moreover, on or before each Remittance Date, the Servicer will prepare and furnish to the Trustee a certificate for the related Collection Period setting forth the aggregate amount remitted and the components thereof. On the basis of this information, the Trustee will furnish to the Certificateholders on each Distribution Date reports describing (a) the aggregate amounts collected and the components thereof for the preceding Distribution Period, (b) the amounts to be distributed and the components thereof, (c) the aggregate remaining balance on the Certificates after giving effect to all distributions of principal to the Certificateholders, (d) the Bondable Conservation Investment Balance as of the end of the preceding Distribution Period, and (e) if the last day of the related Distribution Period is a Calculation Date, a comparison between the Bondable Conservation Investment Balance and the Projected Bondable Conservation Investment Balance, together with a statement as to whether a Variance exists. In addition, within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each person who at any time during the calendar year was a Certificateholder a statement of the aggregate amounts distributed during the year.


    The Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an appropriate officer of the Servicer stating that to the best of such officer's knowledge, after a review of the Servicer's activities during the prior year, the Servicer has fulfilled all of its material obligations in all material respects under the Pooling and Servicing Agreement. The Servicer shall also cause a firm of independent public accountants to prepare a report for the Trustee's use on or before May 31 of each year to the effect that such firm has performed certain review procedures with respect to the Servicer's performance and records relating to servicing the Purchased Assets and has found them to be in compliance with the Pooling and Servicing Agreement.

    The Trustee will provide a copy of any Servicer's certificate described in the two preceding paragraphs to any Certificateholder who so requests in writing at the Trustee's offices located at 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: Structured Finance Services (ABS). All reports described above will be available to any Certificate Owner upon request to the Trustee or the Servicer.

REPRESENTATIONS AND WARRANTIES
    As of the Closing Date, the Seller will make representations and warranties to the Trust relating to the Purchased Assets to the effect, among other things, that as of the Closing Date (i) the Purchased Assets have been conveyed to the Trust free and clear of any liens, claims or encumbrances arising through the Seller; (ii) no authorization or approval or other action by, and no notice to or filing with, and no consent by, any governmental authority, regulatory body or third party is required for the due execution and delivery by the Seller of the Pooling and Servicing Agreement and the performance by the Seller of its obligations thereunder, except for (a) the Initial Order and (b) such other authorizations, approvals, notices, consents and filings as have been duly received or made; (iii) the Seller is a corporation duly organized and in good standing under the laws of the state of Washington with the power and authority to own its properties and to conduct its business as currently owned or conducted, and to execute, deliver and perform its obligations under the Pooling and Servicing Agreement; (iv) the execution, delivery and performance of the Pooling and Servicing Agreement by the Seller have been duly authorized by the Seller by all necessary corporate action; (v) the Pooling and Servicing Agreement constitutes a legal, valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms, subject to bankruptcy and equity exceptions; and (vi) the consummation of the transactions contemplated by the Pooling and Servicing Agreement do not (a) conflict with the Seller's charter or bylaws or the material terms of any agreements of the Seller, (b) result in the creation or imposition of any lien upon the Seller's properties, or (c) violate any law or any order, rule or regulation applicable to the Seller. As of the Closing Date, the Servicer will make representations and warranties to the Trust similar in form and substance to those described in clauses (ii) through (vi) above.


    In the event of a material breach by the Seller or the Servicer of any of its representations and warranties described in the preceding paragraph, the Seller or the Servicer, as the case may be, will indemnify, defend and hold harmless the Trustee, the Trust and the Certificateholders against any loss, liability or expense that is the sole and direct result thereof.

SERVICER COVENANTS

    In the Pooling and Servicing Agreement, the Servicer has covenanted that, in servicing the Purchased Assets: (i) it will manage, service, administer and make collections on the Purchased Assets with reasonable care and in accordance with law, using that degree of skill and attention that the Servicer exercises with respect to assets that the Servicer services for itself; (ii) it will follow its customary standards, policies and procedures in performing its duties as Servicer; (iii) it will use all reasonable efforts, consistent with its customary servicing procedures, to (a) enforce, and maintain rights in respect of, the Purchased Assets in each case to the extent it services comparable assets that it services for itself and (b) maintain the aggregate amount of revenues allocated to the Trust pursuant to the Tariff or any Revised Tariff by making necessary filings or refilings with the Commission; and (iv) it will comply with all laws applicable to and binding on it relating to the Purchased Assets, the noncompliance with which would have a material adverse effect on the value of the Purchased Assets; PROVIDED, HOWEVER, that the foregoing is not intended to, and shall not, impose any liability on the Servicer for noncompliance with any law that the Servicer is contesting in good faith in accordance with its customary standards and procedures.



    In addition, under the Pooling and Servicing Agreement, the Servicer has agreed, among other things, (i) to calculate the Bondable Conservation Investment Balance as of each Calculation Date and deliver a written copy of such calculation to the Trustee not later than two business days prior to the Distribution Date immediately following such Calculation Date and, within 30 days following the Calculation Date to which a Variance relates, to apply with the Commission for a Rate Adjustment and (ii) in connection with each such Rate Adjustment, to (a) calculate the relevant Revised Tariff, (b) file an application with the Commission, (c) take all reasonable actions and make all reasonable efforts in order to effectuate the rate adjustment and enforce the provisions of the Statute that obligate the Commission to approve rates at levels sufficient to recover the Conservation Asset Transaction Amount in accordance with the Pooling and Servicing Agreement, and (d) send to the Trustee copies of all material notices and documents.


    In the event of a material breach by the Servicer of any of these covenants, the Servicer will indemnify, defend and hold harmless the Trustee, the Trust and the Certificateholders against any costs, expenses, losses, claims, damages and liabilities incurred as a sole and direct result thereof.

    In addition, the Servicer has agreed to indemnify, defend and hold harmless the Trustee against any loss, liability or expense (except for recurring expenses incurred in the ordinary course of business, which are intended to be covered by the Trustee Fee) in connection with the Trustee's administration of the Trust, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Pooling and Servicing Agreement or reckless disregard of its obligations and duties thereunder.

LIMITATION ON LIABILITY OF THE SELLER AND THE SERVICER
    The Pooling and Servicing Agreement provides that none of the Seller, the Servicer or any of their directors, officers, employees or agents, in their capacities as such, will be under any other liability to the

Trust, the Trustee or the Certificateholders for any action taken, or refrained from being taken, pursuant to the Pooling and Servicing Agreement, provided that the Seller and the Servicer are not so protected against any liability that would otherwise be imposed by reason of the breach of their respective obligations and duties under the Pooling and Servicing Agreement.


SUCCESSOR SERVICER; EVENTS OF DEFAULT

    The Pooling and Servicing Agreement and the Statute provide that any successor to Puget pursuant to any bankruptcy, reorganization or other insolvency proceeding shall perform and satisfy all of Puget's obligations as Servicer under the Pooling and Servicing Agreement.


    Any person into which the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the electric utility distribution business of the Servicer, will be the successor to the Servicer under the Pooling and Servicing Agreement.



    Except as provided in the preceding paragraph, the Servicer may not transfer or assign all or a portion of its rights, obligations and duties under the Pooling and Servicing Agreement unless (i) such transfer or assignment will not result in a withdrawal or reduction by the Rating Agencies of the rating then assigned to the Certificates or (ii) the Trustee and the Certificateholders evidencing not less than 75% of the aggregate Certificate balance consent thereto.

    The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except upon (i) appointment of a successor Servicer and (ii) receipt by the Trustee of notice from each of the Rating Agencies to the effect that the rating then assigned to the Certificates will not be withdrawn or reduced as a result of such resignation and the appointment of a successor.


    The Servicer may be removed by the Certificateholders upon an Event of Default. "Event of Default" shall mean (i) the Servicer's failure to make remittances required under the Pooling and Servicing Agreement, which failure continues unremedied for five business days after notice from the Trustee, (ii) the Servicer's failure to observe and perform in all material respects any of the other covenants or agreements on the Servicer's part under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days after notice from the Trustee or from the holders of Certificates representing not less than 25% of the aggregate Certificate balance, and (iii) any representation or warranty of the Servicer having been incorrect when made that has a material adverse effect on the Certificate Owners, which material adverse effect continues for 30 days after notice from the Trustee or from the holders of Certificates representing not less than 25% of the aggregate Certificate balance, and in each case which is followed by notice of termination from the holders of Certificates representing not less than 75% of the aggregate Certificate balance, appointment of a successor Servicer and receipt by the Trustee of notice from each of the Rating Agencies to the effect that the rating then assigned to the Certificates will not be qualified, downgraded or withdrawn as a result of appointment of the successor Servicer.


AMENDMENTS
    The Pooling and Servicing Agreement may be amended from time to time by agreement of the Trustee, the Servicer and the Seller without the consent of any Certificateholders to cure any ambiguity, to correct or supplement any provision that may be inconsistent with any other provision therein, to evidence a succession to the Servicer or the Seller pursuant thereto or to add any other provisions with respect to matters or questions arising thereunder that are not inconsistent with the provisions thereof; PROVIDED, HOWEVER, that such action may not, as evidenced by an officer's certificate or an opinion of counsel delivered to the Trustee, adversely and materially affect the interests of the Trust or any of the Certificateholders.

    The Pooling and Servicing Agreement may also be amended from time to time by the Seller, the Servicer and the Trustee with the consent of the holders of Certificates evidencing not less than 51% of the aggregate Certificate balance for the purpose of adding any provision or changing any of the provisions thereof, or modifying in any manner the rights of the Certificateholders, provided that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to the Purchased Assets or distributions to be made to Certificateholders, (ii) modify the provisions of the Pooling and Servicing Agreement relating to Events of Default or waiver of past defaults, or (iii) reduce the percentage of the aggregate Certificate balance referenced above for approval of an amendment, without the consent of all Certificateholders.


    The Trustee will furnish written notice of the substance of any such amendment to each Certificateholder promptly following the execution of any such amendment (other than any amendment described in the first paragraph of this section).

THE TRUSTEE

    Chemical Bank is the initial Trustee under the Pooling and Servicing Agreement. The Corporate Trust Department of Chemical Bank is located at 450 West 33rd Street, 15th Floor, New York, New York 10001. The Servicer and its affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. An affiliate of the Trustee, Chemical Securities Inc., will be one of the Underwriters of the Certificates. The Trustee and the Servicer and any of their respective affiliates may hold Certificates in their own names; however, any Certificates held by the Servicer or any of its affiliates shall not be entitled to participate in any decisions made or instructions given to the Trustee by Certificateholders as a group. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee, acting jointly with the Servicer, shall have the power to appoint a co-trustee or separate trustee of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations shall be conferred or imposed on the Trustee and such separate trustee or co-trustee jointly or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. Such appointment shall not absolve the Trustee of its obligations under the Pooling and Servicing Agreement.

    The Trustee may resign at any time, in which event the holders of Certificates evidencing not less than 51% of the aggregate Certificate balance (the "Majority Holders") may appoint a successor Trustee. The Majority Holders may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, the Majority Holders will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

    The Trustee will have no obligation to exercise any of the rights or powers vested in it by the Pooling and Servicing Agreement, or to institute, conduct or defend any litigation under or in relation to the Pooling and Servicing Agreement, at the request, order or direction of any of the Certificateholders unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. The Trustee will have the right to decline to follow any such request, order or direction if the Trustee, in accordance with an opinion of counsel, determines that the action or proceeding may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

TERMINATION OF THE TRUST

    The respective responsibilities of the Seller, the Servicer and the Trustee created by the Pooling and Servicing Agreement will terminate upon distribution to the Certificateholders of all amounts required to be distributed to them under the Pooling and Servicing Agreement. The Tariff and any Revised Tariffs will expire on the Tariff Termination Date, which will be the final date on which rates under the Tariff or any

Revised Tariff may be billed to Customers. Amounts received on any date prior to the Final Collection Date with respect to bills sent on or prior to the Tariff Termination Date will be distributed on the succeeding Distribution Date, but not later than the Final Distribution Date.

LIST OF CERTIFICATEHOLDERS

    At such time,  if any,  as Definitive  Certificates have  been issued,  upon written request of any Certificateholder of record holding Certificates evidencing not less than 10% of the aggregate Certificate balance, the Trustee will afford such Certificateholder access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement. See "-- Book-Entry Registration" and "-- Definitive Certificates."

    The Pooling and Servicing Agreement will not provide for any annual or other meetings of Certificateholders.

                        FEDERAL INCOME TAX CONSEQUENCES

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

    Perkins Coie, counsel to Puget ("Tax Counsel"), has prepared the following summary of Tax Counsel's opinion regarding the material U.S. federal income tax consequences resulting from the purchase, ownership and disposition of Certificates. This summary neither purports to consider all the possible tax consequences of the purchase, ownership or disposition of the Certificates nor reflects issues that may be material to an investor based on its particular tax situation. It deals only with Certificates held as capital assets and, except as expressly indicated, it is addressed only to initial purchasers of Certificates. It does not deal with holders with a special tax status or special tax situations, such as dealers in securities. Except to the extent discussed under "-- Taxation of Non-U.S. Certificateholders," this discussion may not apply to non-U.S. persons that are not subject to U.S. federal income tax on a net income basis.

    This summary is based on the U.S. federal income tax laws and regulations now in effect and as currently interpreted, and does not take into account possible changes in such tax laws or such interpretations, all of which may be applied retroactively. It does not include any description of the tax laws of any state or local governments within the United States, or of any foreign government, that may be applicable to the Certificates or the Certificateholders. Persons considering the purchase of Certificates should consult their own tax advisors concerning the application of the U.S. federal income tax laws to their particular situations, as well as any consequences arising under the laws of any other taxing jurisdiction.


    No rulings have been or will be sought from the IRS with respect to any of the U.S. federal income tax consequences discussed below. Thus, there can be no assurance that the IRS will not take contrary positions. Accordingly, each prospective investor is urged to consult its own tax advisor with respect to the U.S. federal income tax consequences of holding an interest in a Certificate.


    For purposes of the discussion below, (i) "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other specified entity created or organized in or under the laws of the United States, or any political subdivision thereof, or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source and (ii) "non-U.S. Person" means a person other than a U.S. Person.

TAX STATUS OF THE TRUST

    Under the trust agreement, the Certificateholders agree to treat the Trust as a grantor trust within the meaning of Section 671 ET SEQ. of the Code. As such, the Trust itself should not be subject to tax unless it is recharacterized as an association taxable as a corporation. Characterization of the Trust as an association taxable as a corporation could cause the Trust to incur federal income taxes and cause payments received by Certificateholders to constitute taxable dividends. Tax Counsel has reviewed the Pooling and Servicing Agreement and is of the opinion that the Trust will not be taxable as a corporation.

TAXATION OF U.S. CERTIFICATEHOLDERS


    Each Certificateholder that is a U.S. Person will be required to include in income, in accordance with its usual method of accounting, the portion of the stated interest attributable to the Certificates held by such holder. For federal income tax purposes, Puget intends to treat the transactions described herein as a loan by the Trust to Puget secured by a pledge of the Purchased Assets, and the Trust will be treated as owning debt in which each
Certificateholder will own an undivided interest; accordingly, each Certificateholder will be required to report as interest income its share of the income of the Trust, which will equal in amount the stated interest attributable to the Certificates held by such holder. Tax Counsel is of the opinion that the Certificateholders will not be required to include in taxable income from the
Trust any original issue discount ("OID") income. However, any Overcollateralization Amount received by a Certificateholder will be ordinary income if and when received. In addition, under current proposed regulations (which are not yet in effect), any distribution by the Trust to a Certificateholder in excess of the amount equal to the Bondable Conservation Investment Amount allocable to such holder plus interest at the Certificate Rate would be contingent interest that is required to be included in gross income of the Certificateholder in the year in which the amount of such payment becomes fixed, which is expected to be the year in which any such amount will be distributed.


    A Certificateholder that is a U.S. Person will recognize gain or loss upon the sale or exchange of a Certificate equal to the difference between the amount realized from such sale or exchange (exclusive of any portion thereof reflecting accrued but unpaid interest) and its tax basis in the Certificate. A Certificateholder that is a U.S. Person will have a tax basis in a Certificate equal to the Certificateholder's purchase price for such Certificate, decreased by any principal repayments and any amortization of bond premium and increased by the amount of any OID previously taken into income.

TAXATION OF NON-U.S. CERTIFICATEHOLDERS


    Interest paid to a Certificateholder that is a non-U.S. Person will be subject to a U.S. withholding tax of 30% or such lower amount as may apply by income tax treaty between the United States and the country in which the Certificateholder is resident, except that no withholding tax will apply if the portfolio interest exemption under Section 881(c) or 871(g) of the Code applies. The portfolio interest exemption should apply if the Certificateholder is not a bank and it provides to the Trustee a form W-8 or the equivalent thereof. See "-- Information Reporting and Backup Withholding" for requirements for exemption of non-U.S. Persons from information reporting and backup withholding.


    Notwithstanding the foregoing, if interest or other income received with respect to the Certificates is effectively connected with a U.S. trade or business conducted by a Certificateholder that is a non-U.S. Person, such Certificateholder, although exempt from the withholding tax described in the preceding paragraph, may be subject to U.S. federal income tax on such interest in the same manner as if it were a U.S. Person. In addition, if such Certificateholder is a corporation, it may be subject to a branch profits tax equal to 30% (or lower treaty rate) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, certain information, including the Certificateholder's name, address and taxpayer identification number (either the Certificateholder's social security number or its employer identification number, as the case may be), the aggregate amount of principal and interest paid and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain U.S. Persons, including corporations, tax-exempt organizations, qualified pension and profit-sharing trusts and individual retirement accounts.

    In the event a U.S. Person subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or underreports its tax liability, the Trust, its agents or the Paying Agent may be required to "backup" withhold a tax equal to 31% of each payment of principal and interest on the Certificates. This backup withholding is not an additional tax and may be credited against the Certificateholder's U.S. federal tax liability, provided that the required information is furnished to the IRS.

    Under current Treasury regulations, information reporting and backup withholding will not apply to payments made by the Trust or any agent thereof to a Certificateholder that is a non-U.S. Person if (i) the beneficial owner of the Certificate certifies under penalties of perjury that it is not a U.S. Person and provides its name, address and taxpayer identification number (if any) or
(ii) a securities clearing organization, bank or other financial institution that holds customer's securities in the ordinary course of its trade or business (a "financial institution") and holds the Certificate certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or another financial institution and furnishes the payor with a copy thereof. To take advantage of any treaty exemption from U.S. withholding tax on interest, a Certificateholder must provide an IRS Form 1001. To take advantage of the portfolio interest exemption, Certificateholders must provide a form W-8 or the equivalent thereof.


    Payment of the proceeds from the sale of a Certificate to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except to the extent that the broker is (i) a U.S. Person,
(ii)  a controlled foreign corporation for  U.S. federal income tax purposes, or
(iii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a U.S. trade or business. Payment of the proceeds from the sale of a Certificate to or through the U.S. office of a broker is subject to information reporting and backup withholding unless the Certificateholder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.


                              ERISA CONSIDERATIONS

    ERISA and the Code impose certain restrictions on employee benefit plans ("Plans") subject to ERISA or the Code and on persons who have certain specified relationships to such Plans ("Parties-in-Interest" under ERISA and "Disqualified Persons" under the Code). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties-in-Interest or Disqualified Persons with respect to such Plans.

    The   Department   of   Labor   has   issued   a   regulation   (29   C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulation"). The Plan Asset Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan purchases an "equity interest" will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply.

    The Plan Asset Regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. Although it is not free from doubt, the Certificates offered hereby should be treated as "equity interests" for purposes of the Plan Asset Regulation. In addition, there can be no assurance that any of the exceptions set forth in the Plan Asset Regulation will apply to the purchase of the Certificates offered hereby.

    One exception under the Plan Asset Regulation provides that an investing Plan's assets will not include any of the underlying assets of an entity if the class of "equity" interests in question are (i) held by 100 or more investors who are independent of the issuer and each other, (ii) freely transferable, and
(iii) sold as part of an offering pursuant to (a) an effective registration statement under the Securities Act or (b) an effective registration statement under Section 12(b) or 12(g) of the Exchange Act (the "Publicly Offered Securities Exception"). There can be no assurance that the Publicly Offered Securities Exception or any other exception set forth in the Plan Asset Regulation will be applicable to the Certificates offered hereby.

    Under the terms of the Plan Asset Regulation, if the issuer were deemed to hold Plan assets by reason of a Plan's investment in a Certificate, such Plan assets would include an undivided interest in the Purchased Assets held by the issuer. In such event, the persons providing services with respect to the Purchased Assets may be subject to the fiduciary responsibility provisions of Title 1 of ERISA and to the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving such assets. In addition, if any of the obligors on the Purchased Assets is a Party-in-Interest or a Disqualified Person with respect to an investing Plan, such Plan's investment could be deemed to constitute a transaction prohibited under Title 1 of ERISA or Section 4975 of the Code (e.g., the extension of credit between a Plan and a Party-in-Interest or Disqualified Person). Such transactions may, however, be subject to a statutory or administrative exemption such as Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions involving an insurance company pooled separate account; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; and PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager" or pursuant to any other available exemption. Such exemptions may not, however, apply to all the transactions that could be deemed prohibited transactions in connection with the Plan's investment.

    Any Plan fiduciary that proposes to cause a Plan to purchase Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and whether any exemption would be applicable and determine on its own whether all conditions of such exemption or exemptions have been satisfied. Moreover each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the Plan's overall investment policy and the composition of the Plan's investment portfolio.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among Puget, as originator of the Trust, and Salomon Brothers Inc and Chemical Securities Inc., as underwriters (the "Underwriters"), the Seller has agreed to cause the Trust to sell to each of the Underwriters, and the Underwriters have severally agreed to purchase, the principal amount of Certificates set forth opposite each Underwriter's name below:

                                                                                PRINCIPAL AMOUNT OF
UNDERWRITERS                                                                CERTIFICATES TO BE PURCHASED
- --------------------------------------------------------------------------  ----------------------------
Salomon Brothers Inc......................................................        $
Chemical Securities Inc...................................................        $
                                                                                   ---------------
    Total.................................................................        $
                                                                                   ---------------
                                                                                   ---------------

    In the Underwriting Agreement, the Underwriters have severally agreed, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby if any Certificates are purchased. Puget has been advised that the Underwriters propose initially to offer the Certificates to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of % of the principal amount of the Certificates. The Underwriters may allow and such dealers may reallow a concession not in excess of % of the principal amount of the Certificates. After the initial public offering, the public offering price and such concessions may be changed.

    Puget, as the Seller, will be responsible for payment of the underwriting compensation and fees to the Underwriters. The Trust and the Certificateholders will not pay any underwriting discounts, commissions or other compensation to the Underwriters.

    Chemical Securities Inc. is an affiliate of Chemical Bank, which is a lender to Puget. In addition, Chemical Bank, or its affiliates, participates on a regular basis in various general financing and banking transactions for Puget.

    The   Underwriting  Agreement   provides  that  Puget   will  indemnify  the
Underwriters against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    Certain legal matters relating to the issuance of the Certificates will be passed upon for the Seller and the Servicer by Perkins Coie, Seattle, Washington, and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom, New York, New York. Certain federal income tax matters will be passed upon for the Seller by Perkins Coie.

                                 INDEX OF TERMS


Bondable Conservation Investment Amount..................................................          1
Bondable Conservation Investment Balance.................................................          4
Calculation Date.........................................................................          4
Cede.....................................................................................          2
Certificate Owner........................................................................          2
Certificate Rate.........................................................................          3
Certificateholder........................................................................          2
Certificates.............................................................................          1
Closing Date.............................................................................          5
Code.....................................................................................          9
Collection Account.......................................................................          4
Commission...............................................................................          1
Conservation Asset Transaction Amount....................................................          3
Conservation Repayment Contracts.........................................................          6
Customers................................................................................          4
Definitive Certificates..................................................................         24
Disqualified Persons.....................................................................         35
Distribution Date........................................................................          1
Distribution Period......................................................................          7
DTC......................................................................................          2
ERISA....................................................................................          9
Event of Default.........................................................................         31
Exchange Act.............................................................................          2
Final Collection Date....................................................................         16
Final Distribution Date..................................................................          8
financial institution....................................................................         35
Fractional Interest......................................................................         23
Grant....................................................................................         16
Holders..................................................................................         25
Indirect Participants....................................................................         24
Initial Order............................................................................          4
Insolvency Laws..........................................................................         10
IRS......................................................................................          8
Majority Holders.........................................................................         32
non-U.S. Person..........................................................................         33
OID......................................................................................         34
Overcollateralization Amount.............................................................          5
Participants.............................................................................         23
Parties-in-Interest......................................................................         35
Paying Agent.............................................................................         24
Plan Asset Regulation....................................................................         35
Plans....................................................................................         35
Pooling and Servicing Agreement..........................................................          1
Pro Forma Schedule.......................................................................          4
Projected Bondable Conservation Investment Balance.......................................          4
PTCE.....................................................................................         36
Publicly Offered Securities Exception....................................................         35
Puget....................................................................................          1
Purchased Assets.........................................................................          6
Purchased Sale Proceeds..................................................................          6
Qualified Trust Institution..............................................................         28

Rate Adjustment..........................................................................          6
Rating Agencies..........................................................................          9
Registration Statement...................................................................          2
Regulatory Year..........................................................................         15
Remittance Date..........................................................................         26
Revised Tariff...........................................................................          4
Revised Tariff Amount....................................................................          4
S.E.C....................................................................................          2
Schedule.................................................................................         15
Securities Act...........................................................................          2
Servicing Fee............................................................................          7
Statute..................................................................................          1
Tariff...................................................................................          1
Tariff Termination Date..................................................................          7
Tax Counsel..............................................................................         33
Termination Fees.........................................................................         16
Trust....................................................................................          1
Trustee..................................................................................          1
Trustee Fee..............................................................................          5
Underwriters.............................................................................         37
Underwriting Agreement...................................................................         37
U.S. Person..............................................................................         33
Variance.................................................................................          4
Winter Moratorium........................................................................         22
WNG......................................................................................         22

- -------------------------------------------
                                     -------------------------------------------
- -------------------------------------------
                                     -------------------------------------------

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PUGET, THE TRUST OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRUST.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
Available Information..........................           2
Reports to Certificateholders..................           2
Prospectus Summary.............................           3
Risk Factors...................................          10
The Statute....................................          14
The Tariff and the Trust Assets................          15
The Trust......................................          18
Use of Proceeds................................          18
The Seller and the Servicer....................          18
Puget Customers and Collections................          19
Description of the Certificates................          23
Federal Income Tax Consequences................          33
ERISA Considerations...........................          35
Underwriting...................................          37
Legal Matters..................................          37
Index of Terms.................................          38

                            ------------------------

UNTIL                 ,  1995 (90 DAYS  AFTER THE DATE  OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

$

PUGET POWER
CONSERVATION GRANTOR
TRUST 1995-1

  % CONSERVATION PASS-THROUGH CERTIFICATES, SERIES 1995-1

PUGET SOUND POWER & LIGHT COMPANY

SELLER AND SERVICER

SALOMON BROTHERS INC

CHEMICAL SECURITIES INC.

PROSPECTUS
DATED            , 1995

- -------------------------------------------
                                     -------------------------------------------
- -------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the Certificates being registered hereby. All amounts shown are estimated, except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee..................  $     345
Blue Sky fees and expenses...........................................      *
Printing and engraving expenses......................................      *
Legal fees and expenses..............................................      *
Accounting fees and expenses.........................................      *
Trustee fees and expenses............................................      *
Rating agencies' fees................................................      *
Miscellaneous expenses...............................................      *
                                                                       ---------
    Total............................................................  $   *
                                                                       ---------

- ------------------------
* To be completed by amendment.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a)  EXHIBITS

     +1.1  Form of Underwriting Agreement.
     +3.1  Restated Articles of Incorporation of Puget Sound Power & Light Company.
     +3.2  Bylaws of Puget Sound Power & Light Company.
     +4.1  Form of Pooling and Servicing Agreement between Puget Sound Power & Light
            Company and Chemical Bank, including Form of Certificate.
     *5.1  Opinion of Perkins Coie with respect to legality.
     *8.1  Opinion of Perkins Coie with respect to tax matters.
    *23.1  Consent of Perkins Coie (included as part of Exhibit 5.1).
    +24.1  Power of Attorney of Officers and Directors (contained on signature page).
    *99.1  Opinion of Perkins Coie with respect to certain matters.
    *99.2  Initial Order and Tariff.

- ------------------------
* To be filed by amendment.
+ Previously filed

    (b)  FINANCIAL STATEMENT SCHEDULES

    None.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, Puget Sound Power & Light Company, the registrant and the originator of the Puget Power Conservation Grantor Trust 1995-1, has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Bellevue, State of Washington, on the 24th day of April, 1995.


                                          By:         /s/ R.R. SONSTELIE*

                                             -----------------------------------
                                                       R.R. Sonstelie
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated below on the 24th day of April, 1995.



                    SIGNATURE                                  TITLE
- --------------------------------------------------  ----------------------------


                     /s/  R.R. SONSTELIE*           President and Chief
   --------------------------------------------      Executive Officer and
                  R.R. Sonstelie                     Director

                  /s/  WILLIAM S. WEAVER*           Executive Vice President,
   --------------------------------------------      Chief Financial Officer and
                William S. Weaver                    Director

                  /s/  JAMES W. ELDREDGE*           Secretary and Controller
   --------------------------------------------      (Principal Accounting
                James W. Eldredge                    Officer)

                  /s/  DOUGLAS P. BEIGHLE*
   --------------------------------------------     Director
                Douglas P. Beighle

                 /s/  CHARLES W. BINGHAM*
   --------------------------------------------     Director
                Charles W. Bingham

                 /s/  PHYLLIS J. CAMPBELL*
   --------------------------------------------     Director
               Phyllis J. Campbell

                     /s/  JOHN D. DURBIN*
   --------------------------------------------     Director
                  John D. Durbin

                    SIGNATURE                                  TITLE
- --------------------------------------------------  ----------------------------

                     /s/  JOHN W. ELLIS*
   --------------------------------------------     Director
                  John W. Ellis

                    /s/  DANIEL J. EVANS*
   --------------------------------------------     Director
                 Daniel J. Evans

   --------------------------------------------     Director
                  Nancy L. Jacob

                     /s/  R. KIRK WILSON*
   --------------------------------------------     Director
                  R. Kirk Wilson

         *By            DONALD E. GAINES
     ---------------------------------------
                Donald E. Gaines,
                 ATTORNEY-IN-FACT